EXHIBIT 99.1

CREDIT AGREEMENT

DATED EFFECTIVE AS OF JUNE 8, 2012

BY AND AMONG

SPEEDEMISSIONS, INC. AND SPEEDY OPERATIONS, INC.,

COLLECTIVELY AS BORROWER,

AND

TCA GLOBAL CREDIT MASTER FUND, LP,

AS LENDER

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”), dated as of June 8, 2012 (the “Effective Date”), is executed by and among SPEEDEMISSIONS, INC., a Florida corporation (sometimes hereinafter referred to as the “Issuing Borrower”) and SPEEDY OPERATIONS, INC., a Georgia corporation (each of the foregoing hereinafter sometimes individually referred to as a “Borrower” and all such entities sometimes hereinafter collectively referred to as “Borrowers” or the “Credit Parties”), and TCA GLOBAL CREDIT MASTER FUND, LP (“Lender”).

WHEREAS, Borrowers have requested that Lender extend a revolving credit facility to Borrower of up to Two Million and No/100 Dollars ($2,000,000.00) for working capital financing for Borrowers and for any other purposes permitted hereunder; and for these purposes, Lender is willing to make certain loans and extensions of credit to Borrowers of up to such amount and upon the terms and conditions set forth herein; and

WHEREAS, Borrowers have agreed to secure all of their obligations under the Loan Documents by granting to Lender a first priority security interest in and lien upon all of their respective existing and after-acquired personal and real property, respectively and as applicable; and

WHEREAS, in connection with the loans and extensions of credit to be made by Lender pursuant to this Agreement, the officers and directors of the Borrowers are willing to execute validity guarantees in favor of Lender in connection with the Borrowers’ obligations under the Loan Documents;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.            DEFINITIONS.

1.1           Defined Terms.  For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

(a)           “Account” shall mean, individually, and “Accounts” shall mean, collectively, any and all accounts (as such term is defined in the UCC) of each of the Borrowers.

(b)           “Account Collection Fee” shall mean a surcharge on the collection of Eligible Accounts of .875% for Eligible Accounts or other funds collected by Lender into the Lock Box Account.

(c)           “Account Debtor” shall mean any Person who is obligated to any Borrower under an Account.

(d)           “Affiliate” (a) of Lender shall mean: (i) any entity which, directly or indirectly, controls or is controlled by or is under common control with Lender; and (ii) any entity administered or managed by Lender, or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans; and (b) of a Borrower shall mean any entity which, directly or indirectly, controls or is controlled by or is under common control with any Borrower.  With respect to an Affiliate of Lender or an Affiliate of Borrowers, an entity shall be deemed to be “controlled by” another entity if such other entity possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such entity, whether by contract, ownership of voting securities, membership interests or otherwise.

(e)           “Agreement” shall mean this Credit Agreement by and among Borrowers and Lender.

(f)           “Bankruptcy Code” shall mean the United States Bankruptcy Code, as now existing or hereafter amended.

(g)           “Borrower” and “Borrowers” shall have the meaning given to such terms in the preamble hereof.

(h)           “Borrower Account” shall mean that certain bank account in the name of the Issuing Borrower with Regions Bank into which all Daily Receipts shall be swept on a daily basis in accordance with Section 2.1(e)(i).

(i)           “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in the State of Florida.

(j)           “Capital Expenditures” shall mean expenditures (including Capital Lease obligations which should be capitalized under GAAP) for the acquisition of fixed assets which are required to be capitalized under GAAP.

(k)           “Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such Statement is not then in effect, such statement of GAAP as may be applicable, recorded as a “capital lease” on the balance sheets of any Borrower prepared in accordance with GAAP.

(l)           “Change in Control” shall occur when: (A) any one of the Borrowers shall: (i) consolidate or merge with or into another Person; or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all its properties or assets to another Person; or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding voting shares of the applicable Borrower; or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person, in each case whereby such other Person or its shareholders acquires more than the 50% of the outstanding voting shares of the applicable Borrower and the holders of a majority of the voting shares of the applicable Borrower fail to hold a majority of the voting shares of the resulting or surviving Person, as applicable; or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock of the applicable Borrower.

(m)          “Closing Date” shall mean the date upon which the Revolving Loan is initially funded.

(n)           “Collateral” shall mean, collectively, and whether now existing or hereafter arising, all assets which secure the Loans, including, without limitation, all existing and after-acquired tangible and intangible assets of each of the Borrowers, including real property owned by Borrowers, with respect to which Borrowers grant to Lender a Lien under the terms of the Security Agreement and any of the other Loan Documents.

(o)           “Common Stock” shall mean the common stock of the Issuing Borrower, par value $0.001 per share.

(p)           “Compliance Certificate” shall mean the covenant compliance certificate contemplated by Section 10.11 hereof, the form of which is attached hereto as Exhibit “A”.

(q)           “Contingent Liability” and “Contingent Liabilities” shall mean, respectively, each obligation and liability of each of the Borrowers and all such obligations and liabilities of Borrowers incurred pursuant to any agreement, undertaking or arrangement by which Borrowers, or any one of them, either: (i) guarantee, endorse or otherwise become or are contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including without limitation, any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (ii) guarantee the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (iii) undertake or agree (whether contingently or otherwise): (A) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor; (B) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person; or (C) to make payment to any other Person other than for value received; (iv) agree to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (v) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (vi) undertake or agree otherwise to assure a creditor against loss.  The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

(r)           “Control” or “Controlling” shall mean the possession of the power to direct, or cause the direction of, the management and policies of a Person by contract, voting of securities, or otherwise.

(s)           “Credit Parties” shall have the meaning given to it in the preamble hereof.

(t)           “Daily Receipts” shall mean all revenues, receipts, receivables, collections or any other funds at any time received by any of the Borrowers in connection with any of their respective businesses, operations or from any other source.

(u)           “Default Rate” shall mean a per annum rate of interest equal to the greater of: (i) Eighteen Percent (18%) per annum; or (ii) the highest rate permitted by applicable law.

(v)           “Depreciation” shall mean the total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as reflected on any Borrower’s financial statements and determined in accordance with GAAP.

(w)           “Dollars” or “$” means lawful currency of the United States of America.

(x)           “EBIDTA” shall mean, for any period, the sum of the following: (i) Net Income (excluding extraordinary and unusual items and income or loss attributable to a minority equity position in any affiliated corporation or Subsidiary) for such period; plus (ii) interest expense; plus (iii) income and franchise taxes payable or accrued; plus (iv) Depreciation for such period; plus (v) all other non-cash charges; plus (vi) management fees; plus (vii) costs, fees and expenses incurred in connection with, or otherwise associated with, the closing of the transaction contemplated by this Agreement; minus (viii) that portion of Net Income arising out of the sale of assets outside of the Ordinary Course of Business (to the extent not previously excluded under clause (i) of this definition), in each case to the extent included in determining Net Income for such period.

(y)           “Effective Date” shall have the meaning given to it in the preamble hereof.

(z)           “Eligible Accounts” shall mean those Accounts of each Borrower or any other Subsidiary which:

(i)          are genuine in all respects and have arisen in the Ordinary Course of Business from the sale of goods or performance of services by a Borrower or the applicable Subsidiary, which delivery of goods has occurred or performance of services have been fully performed;

(ii)         are evidenced by an invoice or other document delivered to the Account Debtor thereunder, which invoice has been paid or is due and payable within thirty (30) days after the date of the invoice, and are not more than ninety (90) days outstanding past the invoice date;

(iii)        do not arise from a “sale on approval”, “sale or return”, “consignment”, “guaranteed sale” or “bill and hold”, or are subject to any other repurchase or return agreement;

(iv)        have not arisen in connection with a sale to an Account Debtor who is not a resident or citizen of, and is located within, the United States of America or the United Kingdom, except where backed by a letter of credit issued or confirmed by either (A) a bank which is organized under the laws of the United States of America or a state thereof or the United Kingdom and which has capital, surplus and undivided profits in excess of $500,000,000; or (B) an office located in the United States of America or the United Kingdom of a foreign bank, which bank has been approved in advance by Lender in its sole discretion and which letter of credit has been delivered to Lender as Collateral;

(v)         are not due from an Account Debtor which is a Subsidiary or a director, officer, employee, agent, parent or Affiliate of any Borrower or of any Subsidiary;

(vi)        do not arise out of contracts with the United States or any department, agency or instrumentality thereof, or any state, county, city or other governmental body, or any department, agency or instrumentality thereof, unless the applicable Borrower (or applicable Subsidiary of a Borrower) has assigned its right to payment of such Account to Lender pursuant to the Federal Assignment of Claims Act of 1940 (or analogous statute), and evidence (satisfactory to Lender) of such assignment has been delivered to Lender;

(vii)       do not arise in connection with a sale to an Account Debtor who is located within a state or jurisdiction which requires the applicable Borrower (or applicable Subsidiary), as a precondition to commencing or maintaining an action in the courts of that state or jurisdiction, either to: (A) receive a certificate of authority to do business and be in good standing in such state or jurisdiction; or (B) file a notice of business activities or similar report with such state’s or jurisdiction’s taxing authority, unless (I) the applicable Borrower (or the applicable Subsidiary) has taken one of the actions described in clauses (A) or (B); (II) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by the applicable Borrower (or the applicable Subsidiary) at its election; or (III) the applicable Borrower (or applicable Subsidiary) has proven to the satisfaction of Lender that it is exempt from any such requirements under such state’s or jurisdiction’s laws;

(viii)      do not arise out of a contract or order which, by its terms, forbids or makes void or unenforceable the assignment to Lender of the Account arising with respect thereto and are not assignable to Lender for any other reason;

(ix)         are the valid, legally enforceable and unconditional obligation of the Account Debtor, are not the subject of any setoff, counterclaim, credit, allowance or adjustment by the Account Debtor, or of any claim by the Account Debtor denying liability thereunder in whole or in part, and the Account Debtor has not refused to accept and/or has not returned or offered to return any of the goods or services which are the subject of such Account;

(x)          are subject to a perfected, first priority Lien in favor of Lender and not subject to any Lien whatsoever, other than the Lien of Lender, except for Permitted Liens;

(xi)         to each Borrower’s knowledge, no Proceedings or actions are pending or threatened against the Account Debtor which might result in any material adverse change in its financial condition or in its ability to pay any Account in full;

(xii)       if the Account is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to Lender or, in the case of electronic chattel paper, shall be in the control of Lender, in each case in a manner satisfactory to Lender; and

(xiii)      to each Borrower’s knowledge, there is no bankruptcy, insolvency or liquidation proceeding pending by or against the Account Debtor with respect thereto, nor has the Account Debtor gone out of or suspended business, made a general assignment for the benefit of creditors or failed to pay its debts generally as they come due, and/or no condition or event has occurred having a Material Adverse Effect on the Account Debtor which would require the Accounts of such Account Debtor to be deemed uncollectible in accordance with GAAP.

An Account which is an Eligible Account shall cease to be an Eligible Account whenever it ceases to meet any one of the foregoing requirements.

In the event the Revolving Note exceeds Two Hundred Fifty Thousand Dollars ($250,000), if Accounts representing Fifty Percent (50%) or more of the unpaid net amount of all Accounts from any one Account Debtor fail to qualify as Eligible Accounts, including (without limitation) because such Accounts are unpaid more than ninety (90) days after the due date of such Accounts, then all Accounts relating to such Account Debtor shall cease to be Eligible Accounts.  In the event the Revolving Note exceeds Two Hundred Thousand Dollars ($250,000), if Accounts owed by a single Account Debtor exceed Fifty Percent (50%) of the Eligible Accounts, then all Accounts relating to such Account Debtor in excess of such amount shall cease to be Eligible Accounts.

(aa)           “Employee Plan” includes any pension, stock bonus, employee stock ownership plan, retirement, disability, medical, dental or other health plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, bonus or other incentive plan, vacation benefit plan, severance plan or other employee benefit plan or arrangement, including, without limitation, those pension, profit-sharing and retirement plans of Borrowers described from time to time in the financial statements of each Borrower and any pension plan, welfare plan, Defined Benefit Pension Plans (as defined in ERISA) or any multi-employer plan, maintained or administered by any Borrower or to which any Borrower is a party or may have any liability or by which any Borrower is bound.

(bb)           “Environmental Laws” shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrowers’ business or facilities owned or operated by any Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes in the environment (including, without limitation, ambient air, surface water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

(cc)          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

(dd)          “Event of Default” shall mean any of the events or conditions set forth in Section 12 hereof.

(ee)          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(ff)           “Funded Indebtedness” shall mean, as to any Person, without duplication: (i) all indebtedness for borrowed money of such Person (including principal, interest and, if not paid when due, fees and charges), whether or not evidenced by bonds, debentures, notes or similar instruments; (ii) all obligations to pay the deferred purchase price of property or services; (iii) all obligations, contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations; and (iv) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided, however, if such Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination).  Notwithstanding the foregoing, Funded Indebtedness shall not include trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the Ordinary Course of Business of such Person.

(gg)         “GAAP” shall mean United States generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination; provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

(hh)          “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

(ii)            “Hazardous Materials” shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation, any that are or become classified as hazardous or toxic under any Environmental Law).

(jj)            “Interest Rate” shall mean a fixed rate of interest equal to Ten Percent (10%) per annum, calculated on the actual number of days elapsed over a 360-day year.

(kk)          “Lender” shall have the meaning given to it in the preamble hereof.

(ll)            “Liabilities” shall mean, at all times, all liabilities of Borrowers that would be shown as such on the balance sheets of each Borrower prepared in accordance with GAAP.

(mm)        “Lien” shall mean, with respect to any Person, any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest granted by such Person or arising by judicial process or otherwise, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, a Capital Lease on the balance sheet of such Person prepared in accordance with GAAP.

(nn)          “Loan” or “Loans” shall mean the aggregate of all Revolving Loans made by Lender to Borrowers under and pursuant to this Agreement.

(oo)          “Loan Documents” shall mean those documents listed in Sections 3.1, 3.2 and 3.3 hereof.

(pp)          “Material Adverse Effect” shall mean: (i) a material adverse change in, or a material adverse effect upon, the assets, business, prospects, properties, financial condition or results of operations of Borrowers, or any one of them; (ii) a material impairment of the ability of Borrowers, or any one of them, to perform any of their respective Obligations under any of the Loan Documents; or (iii) a material adverse effect on: (A) any material portion of the Collateral; (B) the legality, validity, binding effect or enforceability against Borrowers, or any one of them, of any of the Loan Documents; (C) the perfection or priority (subject to Permitted Liens) of any Lien granted to Lender under any Loan Document; or (D) the rights or remedies of Lender under any Loan Document.

(qq)          “Material Contract” shall mean any contract or agreement to which any Borrower is a party or by which any Borrower or any of their respective assets are bound and which: (i) involves aggregate payments of Twenty-Five Thousand Dollars ($25,000) or more to or from any Borrower; (ii) involves delivery, purchase, licensing or provision, by or to any Borrower, of any goods, services, assets or other items having a value (or potential value) over the term of such contract or agreement of Twenty-five Thousand Dollars ($25,000) or more or is otherwise material to the conduct of any Borrower’s business as now conducted and as contemplated to be conducted in the future; (iii) involves a Borrower Lease; (iv) imposes any guaranty, surety or indemnification obligations on any Borrower; or (v) prohibits any Borrower from engaging in any business or competing anywhere in the world.

(rr)           “Net Income” shall mean, with respect to any period, the amount shown opposite the caption “Net Income” or a similar caption on the financial statements of any Borrower, prepared in accordance with GAAP.

(ss)          “Obligations” shall mean all loans, advances and other financial accommodations (whether primary, contingent or otherwise), all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar Proceeding, whether or not permitted as a claim thereunder), and any fees due to Lender under this Agreement or the other Loan Documents, any expenses incurred by Lender under this Agreement or the other Loan Documents, and any and all other liabilities and obligations of the Credit Parties to Lender.

(tt)           “Ordinary Course of Business” means the Ordinary Course of Business consistent with past custom and practice (including with respect to quantity, quality and frequency).

(uu)         “Organizational Identification Number” means, with respect to each Borrower, the organizational identification number assigned to such Borrower by the applicable governmental unit or agency of the jurisdiction of organization of each Borrower, if any.

(vv)         “Payment Date” shall have the meaning given to it in Section 2.1(c) hereof.

(ww)        “Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

(xx)           “Permitted Liens” shall mean: (i) Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which adequate reserves are maintained in accordance with GAAP and in respect of which no Lien has been filed; (ii) Liens of carriers, warehousemen, mechanics and materialmen arising in the Ordinary Course of Business and other similar Liens imposed by law; (iii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value of the property or assets of any Borrower taken as a whole or materially impair the use thereof in the operation of any Borrower’s business and, in each case, for which adequate reserves are maintained in accordance with GAAP and in respect of which no Lien has been filed; (iv) Liens described in the Financial Statements referred to in Section 7.11 hereof and the replacement, extension or renewal of any such Lien upon or in the same property subject thereto arising out of the extension, renewal or replacement of the indebtedness secured thereby (without increase in the amount thereof); (v) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding Fifty Thousand and 00/100 Dollars ($50,000) arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and to the extent such judgments or awards do not constitute an Event of Default; (vi) zoning and similar restrictions on the use of property and easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Borrower; (vii) Liens arising in connection with Capital Leases (and attaching only to the property being leased); (viii) Liens that constitute purchase money security interests on any property securing indebtedness incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within sixty (60) days of the acquisition thereof and attaches solely to the property so acquired; (ix) Liens granted to Lender hereunder and under the Loan Documents; (x) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or non-exclusive license permitted by this Agreement; (xi) Liens arising from precautionary uniform commercial code financing statements filed under any lease permitted by this Agreement; (xii) banker’s Liens and rights of set-off of financial institutions arising in connection with items deposited in accounts maintained at such financial institutions and subsequently unpaid and unpaid fees and expenses that are charged to any Borrower by such financial institutions in the Ordinary Course of Business of the maintenance and operation of such accounts; and (xiii) Liens arising in connection with equipment leasing transactions entered into by the Borrowers, which Liens are evidenced by UCC financing statements filed with the Florida Secured Transaction Registry under File Nos. 200707160098, 200707198249, 200807426243, and 200807479398.  With respect to the Permitted Liens outlined in Subsection (xiii) above, the Borrowers represent and warrant to the Lender that: (A) such Permitted Liens only encumber the equipment leased under such equipment leasing transactions; (B) the Borrowers are in good standing under all agreements relating to such equipment leasing transactions; and (C) the aggregate amount outstanding and owed by the Borrowers under all such Permitted Liens does not exceed $40,000 Dollars.

(yy)          “Person” shall mean any individual, partnership, limited liability company, limited liability partnership, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

(zz)           “Preferred Stock” shall have the meaning given to it in Section 7.3 hereof.

(aaa)        “Principal Trading Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, the OTC Markets, the so-called OTC Pink Sheets, the NYSE Euronext or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

(bbb)       “Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

(ccc)        “Real Property” means any real estate, land, building, structure, improvement, fixture or other real property of any nature whatsoever, including, but not limited to, fee and leasehold interests.

(ddd)       “Regulatory Change” shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any Governmental Authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending office.

(eee)        “Reserve Amount” shall mean an amount, expressed in Dollars, equal to twenty percent (20%) of the then applicable Revolving Loan Commitment.

(fff)          “Revolving Loan” and “Revolving Loans” shall mean, respectively, each direct advance, and the aggregate of all such direct advances, made by Lender to Borrowers under and pursuant to Section 2.1 of this Agreement.  It is the intent of the parties that each Revolving Loan made hereunder shall be evidenced by a separate Revolving Note, and each such Revolving Loan shall have its own Revolving Loan Maturity Date.

(ggg)       “Revolving Loan Availability” shall mean at any time the then applicable Revolving Loan Commitment.

(hhh)       “Revolving Loan Commitment” shall mean, on the Closing Date, Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00), and in the event Borrowers request and Lender agrees to increase the Revolving Loan Commitment pursuant to Section 2.1(b), thereafter, shall mean such amount to which the Revolving Loan Commitment is increased, all as applicable pursuant to Section 2.1(b).

(iii)           “Revolving Loan Commitment Maturity Date” shall mean the date upon which the Revolving Loan Commitment shall terminate, after which Lender shall have no obligation to make any Revolving Loans, and this Agreement shall remain in effect solely for the purpose of winding down this Agreement and allowing the Borrower the opportunity to pay down all outstanding Obligations in accordance with the terms hereof.  The Revolving Loan Commitment Maturity Date shall be the earlier of: (i) one (1) year from the Closing Date; (ii) upon prepayment of all Revolving Notes and termination of the Revolving Loan Commitment by Borrower in accordance with Section 2.1(d)(ii); or (iii) the occurrence of an Event of Default, or any other occurrence that allows the lender to terminate the Revolving Loan Commitment hereunder and accelerate all of the Revolving Notes.

(jjj)           “Revolving Loan Maturity Date” shall mean, separately with respect to each Revolving Loan that is evidenced by a separate Revolving Note hereunder, the earlier of: (i) six (6) months from the date such Revolving Note; (ii) upon prepayment of the Revolving Note by Borrower (subject to Section 2.1(d)(ii)); or (iii) the occurrence of an Event of Default and acceleration of the Revolving Note pursuant to this Agreement, unless the date in clause (i) shall be extended pursuant to Section 2.3 or by Lender pursuant to any modification, extension or renewal note executed by Borrower and accepted by Lender in its sole and absolute discretion in substitution for the Revolving Note.

(kkk)        “Revolving Note” shall mean each promissory note executed by each of the Borrowers to evidence a Revolving Loan made hereunder in the principal amount of the Revolving Loan to which such promissory note relates, in form substantially similar to that of Exhibit “B” attached hereto.  The term “Revolving Notes” shall mean, collectively, the aggregate of each  Revolving  Note then outstanding.

(lll)           “SEC” shall mean the United States Securities and Exchange Commission.

(mmm)     “Securities Act” shall mean the Securities Act of 1933, as amended.

(nnn)       “Security Agreement” shall mean a Security Agreement in favor of Lender, in form substantially similar to that of Exhibit “C” attached hereto.

(ooo)       “Subsidiary” and “Subsidiaries” shall mean, respectively, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships or other entities of which or in which a Person owns, directly or indirectly, fifty percent (50%) or more of: (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such entity if a corporation; (ii) the management authority and capital interest or profits interest of such entity, if a partnership, limited partnership, limited liability company, limited liability partnership, joint venture or similar entity; or (iii) the beneficial interest of such entity, if a trust, association or other unincorporated organization.

(ppp)       “UCC” shall mean the Uniform Commercial Code in effect in Florida from time to time.

(qqq)       “Validity Guaranties” shall mean the validity guaranties executed by such officers and directors of each of the Borrowers as Lender shall require, in Lender’s sole discretion, which shall be substantially in the form of Exhibit “D” attached hereto.

1.2           Accounting Terms.  Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP.  Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to Lender pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with GAAP as used in the preparation of the financial statements of any Borrower on the date of this Agreement.  If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to Lender hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of each Borrower will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, Borrowers will furnish financial statements in accordance with such changes but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes.  Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by Borrowers’ accountants.

1.3           Other Terms Defined in UCC.  All other words and phrases used herein and not otherwise specifically defined shall have the respective meanings assigned to such terms in the UCC, as amended from time to time, to the extent the same are used or defined therein.

1.4           Other Definitional Provisions; Construction.  Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Article, Section, Subsection, Annex, Schedule, Exhibit and like references are references to this Agreement unless otherwise specified.  Wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.”  An Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in accordance with Section 14.3 hereof.  References in this Agreement to any party shall include such party’s successors and permitted assigns.  References to any “Section” shall be a reference to such Section of this Agreement unless otherwise stated.  To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern.

2.            REVOLVING LOAN FACILITY.

2.1           Revolving Loan.

(a)           Revolving Loan Commitment.  Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of Borrowers set forth herein and in the other Loan Documents, Lender agrees to make such Revolving Loans at such times as Borrowers may from time to time request, pursuant to the terms of this Agreement, until, but not including, the Revolving Loan Commitment Maturity Date, and in such amounts as Borrowers may from time to time request up to the Revolving Loan Availability; provided, however, that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability.  Revolving Loans made by Lender may be repaid and, subject to the terms and conditions hereof, additional Revolving Loans may be borrowed again up to, but not including, the Revolving Loan Commitment Maturity Date, unless the Revolving Loan Commitment is otherwise terminated.  The Revolving Loans shall be used by Borrowers for the purpose of ongoing working capital purposes.

(b)           Increase to Revolving Loan Commitment.  Borrowers may request: (I) that Lender increase the Revolving Loan Commitment to up to One Million Four Hundred Fifty Thousand Dollars ($1,450,000) (“First Commitment Increase”); and (II) that at any time after the First Commitment Increase but prior to the Revolving Loan Commitment Maturity Date, that the Revolving Loan Commitment be increased to up to Two Million Dollars ($2,000,000); and Lender agrees to make available the foregoing Revolving Loan Commitment increases to Borrower provided the following conditions have been satisfied:

(i)          no Event of Default shall have occurred or be continuing or result from the applicable increase of the Revolving Loan Commitment;

(ii)         Borrowers shall have executed and delivered new Revolving Notes for any Revolving Loans made as a result of such Revolving Loan Commitment increase;

(iii)        After giving effect to such increase, the amount of the aggregate outstanding principal balance of all Revolving Loans shall not be in excess of the Revolving Loan Availability; and

(iv)        The amount of the increase may be determined by Lender, in its sole discretion, depending on Lender’s review and acceptance of the amount and type of Accounts that are to be Eligible Accounts, the amounts of Daily Receipts being historically swept into the Lock Box Account and the value of the Collateral.

(c)           Revolving Loan Interest and Payments.  Except as otherwise provided in this Section, the outstanding principal balance of each Revolving Loan shall be repaid on or before the Revolving Loan Maturity Date applicable to such Revolving Loan.  The principal amount of all the Revolving Loans outstanding from time to time shall bear interest at the Interest Rate. The Account Collection Fee and accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time shall be payable on a twice weekly basis on the same two (2) days of each week as determined by Lender, commencing on the first such date to occur after the date hereof and on each Revolving Loan Maturity Date for each Revolving Note (each a “Payment Date”).  Any amount of principal or interest on the Revolving Loans which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall at Lender’s option bear interest payable on demand at the Default Rate.

(d)           Revolving Loan Principal Repayments.

(i)           Mandatory Principal Prepayments; Overadvances.  Each Revolving Loan hereunder shall be repaid by Borrowers on or before the Revolving Loan Maturity Date applicable to such Revolving Loan, unless payable sooner pursuant to the provisions of this Agreement.  In the event the aggregate outstanding principal balance of all Revolving Loans hereunder exceed the Revolving Loan Availability, Borrowers shall, upon notice or demand from Lender, immediately make such repayments of the Revolving Loans or take such other actions as shall be necessary to eliminate such excess.  Lender shall apply funds (in excess of any recurring fees owed under Section 2.2, fees owed to any custodian/back-up servicer, fees collected and allocated to the reserve Amount, the Account Collections Fee, and interest owed under Sections 2.1(c) and 2.4) received into the Lock Box Account as payment against the outstanding principal balance of the Revolving Loans on any Payment Date, applying same to the Revolving Notes then outstanding in the inverse order of maturity.

(ii)           Optional Prepayments.  Borrower may, from time to time, prepay any Revolving Loan, in whole or in part, provided, however, that if prior to the Revolving Loan Commitment Maturity Date, Borrowers prepay the entire outstanding amount of all Revolving Loans in full and then terminate the Revolving Loan Commitment, Borrowers shall pay to Lender as liquidated damages and compensation for the costs of being prepared to make funds available hereunder, an amount equal to Five Percent (5%) of the then applicable Revolving Loan Commitment (the “Prepayment Penalty”).  The parties agree that the amount payable pursuant to this subsection (ii) is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Revolving Loan Commitment.  Notwithstanding the foregoing, the Prepayment Penalty shall not apply during the first One-Hundred Eighty (180) days following the Closing Date.

(e)           Collections; Lock Box.

(i)           All Daily Receipts of each Borrower shall, after deposit of same into each Borrower’s operating bank account, be swept daily into the Borrower Account.  In addition, the Lender shall establish and maintain an account at a financial institution acceptable to Lender in its sole and absolute discretion (the “Lock Box Account”), which Lock Box Account is (as of the date hereof) and shall be maintained in Lender’s name.  All amounts in the Borrower Account shall be swept into the Lock Box Account on each Payment Date.  If any Borrower, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of any Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with any Borrower, shall at any time receive any Daily Receipts or any other monies, checks, notes, drafts or other payments relating to or as proceeds of Eligible Accounts or otherwise in connection with the business of each Borrower, each Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender, and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Borrower Account for further sweeping of same into the Lock Box Account as hereby provided.  Each Borrower and Lender agree that all Daily Receipts and other payments made into the Lock Box Account, whether in respect of the Eligible Accounts or as proceeds of other collateral or otherwise (except for proceeds of Collateral which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment), will be swept from the Lock Box Account to Lender on each Payment Date to be applied according to the following priorities: (1) to unpaid fees and expenses due hereunder or under any other Loan Documents, including, without limitation, any recurring fees due pursuant to Section 2.2 hereof; (2) to any custodian/back-up servicer (if applicable); (3) to accrued but unpaid interest owed under Sections 2.1(c) and 2.4 hereof; (4) to any accrued but unpaid Account Collection Fee; (5) if at any time the Lender is not holding an amount equal to the Reserve Amount, then to amounts required to establish the Reserve Amount, which Reserve Amount (or portion thereof) may be kept and maintained in the Lock Box Account during the duration of this Agreement, subject to Section 2.1(e)(iv) below; (6) to amounts payable pursuant to Section 2.1(d); and (7) upon the occurrence of an Event of Default, to Lender (including the Reserve Amount then in the Lock Box), to reduce the outstanding balance of all Revolving Loans to zero, in the inverse order of maturity (provided, however, that so long as no Event of Default occurs and is continuing, and that no event occurs that, with the passage of time, or the giving of notice, or both, would constitute and Event of Default, during the initial ninety (90) days of this Agreement, the only amounts charged or collected by Lender shall be accrued and unpaid interest under Subsection (3) of this sentence).  After application and payment of the amounts from the Lock Box Account to Lender in accordance with the immediately preceding sentence, provided the Borrower is in good standing under this Agreement and the other Loan Documents, and provided no Event of Default exists under this Agreement or any other Loan Document, and provided no event has occurred that, with the passage of time, or the giving of notice, or both, would constitute an Event of Default under this Agreement or any other Loan Document, then any sums remaining in the Lock Box Account, less the Reserve Amount, shall be transferred to Borrower’s operating accounts within three (3) Business Days of each Payment Date.  Borrowers agree to pay all reasonable and customary fees, costs and expenses in connection with opening and maintaining of the Lock Box Account.  All of such reasonable fees, costs and expenses, if not paid by Borrowers within five (5) business days of Lender’s written request, may be paid by Lender and in such event all amounts paid by Lender shall constitute Obligations hereunder, shall be payable to Lender by Borrowers upon demand, and, until paid, shall bear interest at the lowest rate then applicable to Loans hereunder.  Upon an Event of Default, all Daily Receipts and other checks, drafts, instruments and other items of payment or proceeds of Collateral shall be endorsed by Borrowers, as applicable, to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on each Borrower’s behalf.  For purpose of this Section, each Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as each Borrower’s true and lawful attorney and agent-in-fact: (A) to endorse each Borrower’s name upon said Daily Receipts and other items of payment and/or proceeds of collateral and upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any Accounts of any Borrower; (B) to take control in any manner of any Daily Receipts and other items of payment or proceeds thereof; and (C) to have access to any lock box or postal box into which any of Borrowers’ mail is deposited, and open and process all mail addressed to each Borrower and deposited therein.

(ii)           Lender may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Obligations: (A) enforce collection of any of the Accounts of any Borrower or other amounts owed to any Borrower by suit or otherwise; (B) exercise all of the rights and remedies of each Borrower with respect to proceedings brought to collect any Accounts or other amounts owed to each Borrower; (C) surrender, release or exchange all or any part of any Accounts or other amounts owed to each Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (D) sell or assign any Account of any Borrower or other amount owed to any Borrower upon such terms, for such amount and at such time or times as Lender deems advisable; (E) prepare, file and sign any Borrower’s name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to any Borrower; and (F) do all other acts and things which are necessary, in Lender’s sole discretion, to fulfill each Borrower’s obligations under this Agreement and the other Loan Documents and to allow Lender to collect the Accounts or other amounts owed to each Borrower.  In addition to any other provision hereof, Lender may at any time after the occurrence and during the continuance of an Event of Default, at Borrowers’ expense, notify any parties obligated on any of the Accounts to make payment directly to Lender of any amounts due or to become due thereunder.

(iii)           On a monthly basis, Lender shall deliver to Borrowers an invoice and an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrowers, unless Borrowers notify Lender in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to Borrowers and any such notice shall only constitute an objection to the items specifically identified.

(iv)           If at any time the Reserve Amount is fully collected by Lender in the Lock Box Account, Borrowers shall have the right to request that Lender apply same to the then outstanding Obligations of the Borrowers hereunder, in the inverse order of maturity, and Lender may, but shall not be obligated to, accept such request (or Lender may agree to partially accept such request and apply a portion of the then existing Reserve Amount to the outstanding Obligations of the Borrowers hereunder), and if accepted, then Lender shall apply the Reserve Amount, or such portion thereof as lender has agreed to so apply, to the then outstanding Obligations of the Borrowers hereunder, in the inverse order of maturity.

(v)            Each of the Borrowers agrees that Lender shall at all times have viewing access via online web access to the Borrower Account, including rights to view all deposits, withdrawals and all other activity within the Borrower Account.  Borrowers further agree to deliver to Lender copies of all bank statements and other notices received by each of the Borrowers in any way relating to the Borrower Account.  Moreover, no Borrower may change, close, modify Lender’s viewing rights, or otherwise change the Borrower Account in any manner, without first obtaining Lender’s consent, which consent may be arbitrarily conditioned or withheld.  Each Borrower hereby agrees to undertake any and all required actions, execute any required documents, instruments or agreements, or to otherwise do any other thing required or requested by Lender in order to effectuate the foregoing.  Borrowers may not use any of the Daily Receipts or any other amounts at any time received by any of the Borrowers, whether into the Borrower Account or any other accounts of any of the Borrowers, for any purpose, unless and until such Daily Receipts and other amounts first get deposited into the Borrower Account, and such amounts are then swept into the Lock Box Account.  Once such amounts, or the applicable portion thereof in accordance with Section 2.1(e)(i) above, are then returned to the Borrowers’ operating accounts in accordance with Section 2.1(e)(i) above, then the Borrowers may use such funds and amounts for their business purposes.

(vi)           Lender agrees that Borrowers shall have the right to designate, by written notice to Lender, one authorized representative that will have viewing rights to view the Lock Box Account via online web access, with rights to view the sweeps and other activity within the Lock Box Account.

2.2           Fees.

(a)           Intentionally Left Blank.

(b)           Asset Monitoring Fee. Borrowers agree to pay to Lender an asset monitoring fee (“Asset Monitoring Fee”) equal to One Thousand Five-Hundred and No/100 Dollars ($1,500.00), which shall be due and payable on the Closing Date, and thereafter on the first day of each calendar quarter during the term of the Revolving Loan Facility.  The Asset Monitoring Fee shall be increased in increments of Five Hundred and No/100 Dollars ($500.00) each time the Revolving Loan Commitment amount is increased pursuant to Section 2.1(b); provided that the Asset Monitoring Fee shall never exceed Two Thousand and No/100 Dollars ($2,000.00).

(c)           Transaction Advisory Fee. Borrowers agree to pay to Lender a transaction advisory fee equal to four percent (4.0%) of the Revolving Loan Commitment as of the Closing Date, and four percent (4.0%) on the amount of any increase thereof pursuant to Section 2.1(b), which shall be due and payable on the Closing Date and on the date of any increase to the Revolving Loan Commitment pursuant to Section 2.1(b).

(d)           Due Diligence Fees.  Borrowers agree to pay a due diligence fee equal to Seven Thousand Five Hundred and No/100 Dollars ($7,500.00), which shall be due and payable in full on the Closing Date, or any remaining portion thereof shall be due and payable on the Closing Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement.

(e)           Document Review and Legal Fees.  Borrowers agree to pay a document review and legal fee equal to Ten Thousand and No/100 Dollars ($10,000.00) which shall be due and payable in full on the Closing Date, or any remaining portion thereof shall be due and payable on the Closing Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement.

(f)           Other Fees.  Each of the Borrowers also agrees to pay to the Lender (or any designee of the Lender), upon demand, or to otherwise be responsible for the payment of, any and all other costs, fees and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Lender and of any experts and agents, which the Lender may incur or which may otherwise be due and payable in connection with: (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement or any other Loan Documents; (ii) any documentary stamp taxes, intangibles taxes, recording fees, filing fees, or other similar taxes, fees or charges imposed by or due to any Governmental Authority in connection with this Agreement or any other Loan Documents; (iii) the exercise or enforcement of any of the rights of the Lender under this Agreement or the Loan Documents; or (iv) the failure by any Borrower to perform or observe any of the provisions of this Agreement or any of the Loan Documents.  Included in the foregoing shall be the amount of all expenses paid or incurred by Lender in consulting with counsel concerning any of its rights under this Agreement or any other Loan Document or under applicable law.  All such costs and expenses, if not so immediately paid when due or upon demand thereof, shall bear interest from the date of outlay until paid, at the Default Rate.  All of such costs and expenses shall be additional Obligations of the Borrowers to Lender secured under the Loan Documents.  The provisions of this Subsection shall survive the termination of this Agreement.

(g)           Investment Banking Fee.

(i)           Share Issuance.  In connection with each Revolving Loan made by Lender hereunder, the Borrowers shall pay to Lender a fee (such fee, as applicable to each Revolving Loan made hereunder, referred to as the “IB Fee”) for corporate advisory and investment banking services provided by the Lender to the Borrowers prior to the Effective Date equal to a Dollar amount calculated as five percent (5%) of each Revolving Loan made hereunder.  Borrowers may elect to pay the IB Fee due and payable upon each Revolving Loan in cash, or by having the Issuing Borrower issue to Lender that number of shares of the Issuing Borrower’s Common Stock that, based on the valuation formula set forth below, equals the IB Fee due and payable with respect to such Revolving Loan (the “Shares”).  The Borrowers shall elect whether to pay the IB Fee in cash or in Shares upon notice to the Lender on the Business Day immediately prior to the contemplated funding of the applicable Revolving Loan.  If the Borrowers elect to pay the IB Fee in cash in connection with any Revolving Loan, the Lender shall deduct such applicable IB Fee directly from the funding of the Revolving Loan then being funded.  In the event the Borrowers’ elect to issue Shares in payment of the IB Fee for any Revolving Loan, then for purposes of determining the number of Shares issuable to Lender under this Section 2.2(g) each time a Revolving loan is made, the Issuing Borrower’s Common Stock shall be valued at the volume weighted average price as of the close of the Business Day immediately prior to the date the Revolving Loan in question is being made (the “Valuation Date”), as reported by Bloomberg (the “VWAP”).  The Lender shall confirm to the Borrower in writing, the VWAP for the Common Stock as of each Valuation Date, and the corresponding number of Shares issuable to the Lender based on such price.  Provided the Borrowers have elected to pay the IB Fee on any Revolving Loan in Shares, simultaneously with each Revolving Loan made hereunder, the Issuing Borrower shall instruct its transfer agent to issue certificates representing the Shares issuable to the Lender as a result of such Revolving Loan, and shall cause its transfer agent to deliver such certificates to Lender within five (5) Business Days of the date each Revolving Loan is made hereunder.  In the event such certificates representing the Shares issuable hereunder shall not be delivered to the Lender within said five (5) Business Day period, same shall be an immediate Event of Default under this Agreement.  The Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Issuing Borrower’s Common Stock. The Shares applicable to each Revolving Loan made hereunder, if applicable, shall be deemed fully earned as of the date the Revolving Loan to which such Shares relate has been funded by Lender, regardless of the amount or number of Revolving Loans made thereafter.  The Shares shall be included on any registration statement filed by the Issuing Borrower after the date hereof, unless such Shares may be resold without any limitation of any kind pursuant to applicable law.

(ii)           Adjustments.  If the IB Fee payable in connection with any Revolving Loan is to be paid in Shares, as contemplated in Section 2.2(g)(i) above, then it is the intention of the Lender and the Issuing Borrower that, in connection with each issuance of Shares made under Section 2.2(g)(i) above, by a date that is nine (9) months after each of such issuances (for each issuance, as applicable, the “Nine Month Valuation Date”), the Lender shall have generated net proceeds from the sale of such Shares equal to the IB Fee that was paid with such Shares (in each case, as applicable, the “Share Value”).  The Lender shall have the right to sell the Shares in the Principal Trading Market or otherwise, all in accordance with applicable securities laws.  For each applicable issuance of Shares hereunder, at any time the Lender may elect after the Nine

Month Valuation Date (or prior to such Nine Month Valuation Date, if Lender has sold all of such Shares, or sold a sufficient number of Shares prior to such Nine Month Valuation Date to generate net proceeds equal to at least the Share Value), the Lender may deliver to the Issuing Borrower a reconciliation statement showing the net proceeds actually received by the Lender from the sale of the Shares (the “Sale Reconciliation”).  If, as of the date of the delivery by Lender of the Sale Reconciliation, the Lender has not realized net proceeds from the sale of such Shares equal to at least the Share Value applicable to such Shares, as shown on the Sale Reconciliation, then the Issuing Borrower shall either: (A) immediately pay any difference in Dollars to the Lender; or (B) immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Lender in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Shares applicable to the same issuance, the Lender shall have received total net funds equal to the Share Value applicable to such issuance.  If additional shares of Common Stock are issued pursuant to the immediately preceding sentence, and after the sale of such additional issued shares of Common Stock, the Lender still has not received net proceeds equal to at least the Share Value applicable to such issuance, then the Issuing Borrower shall again be required to either: (Y) immediately pay any difference in Dollars to the Lender; or (Z) immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Lender as contemplated above, and such additional issuances shall continue until the Lender has received net proceeds from the sale of such Shares and/or Common Stock equal to the Share Value applicable to such issuance.  In the event, for each specific issuance, the Lender receives net proceeds from the sale of Shares and/or Common Stock issued pursuant to this Section 2.2(g) equal to the Share Value applicable to such issuance, and the Lender still has Shares or other shares of Common Stock issued pursuant to this Section 2.2(g) remaining to be sold and applicable to such issuance, the Lender shall return to the Issuing Borrower all such remaining Shares or other shares of Common Stock issued pursuant to this Section 2.2(g) and applicable to such issuance.  In the event additional Common Stock is required to be issued as outlined above, the Issuing Borrower shall instruct its transfer agent to issue certificates representing such additional shares of Common Stock to the Lender immediately subsequent to the Lender’s notification to the Issuing Borrower that additional shares of Common Stock are issuable hereunder, and the Issuing Borrower shall in any event cause its transfer agent to deliver such certificates to Lender within five (5) Business Days following the date Lender notifies the Issuing Borrower that additional shares of Common Stock are to be issued hereunder.  In the event such certificates representing such additional shares of Common Stock issuable hereunder shall not be delivered to the Lender within said five (5) Business Day period, same shall be an immediate Event of Default under this Agreement.  Notwithstanding anything contained in this Section 2.2(g) to the contrary, if the Borrowers issued Shares in payment of any IB Fee due and payable in connection with a Revolving Loan, at any time prior to Lender monetizing such Shares into the Share Value as hereby contemplated, the Issuing Borrower shall have the right to redeem any such Shares or other shares of Common Stock issued pursuant to this Section 2.2(g) then in the Lender’s possession for an amount payable by the Issuing Borrower to Lender in Dollars equal to the Share Value applicable to such issuance, less any net cash proceeds received by the Lender from any previous sales of Shares or other shares of Common Stock issued pursuant to this Section 2.2(g) and applicable to such issuance.  Upon Lender’s receipt of such cash payment in accordance with the immediately preceding sentence, the Lender shall return to the Issuing Borrower any then remaining Shares or other shares of Common Stock issued pursuant to this Section 2.2(g) applicable to such issuance.

2.3           Renewal of Revolving Loans; Non-Renewal of Revolving Loans; Fees.  Provided that Lender has not exercised its right to terminate the Revolving Loan Commitment as permitted by this Agreement, then, and only in that event, on the Revolving Loan Maturity Date of each Revolving Note, so long as no Event of Default exists, and that no event has occurred that with the passage of time, the giving of notice, or both, would constitute an Event of Default, the Revolving Loan Maturity Date of such Revolving Note shall be automatically extended for an additional six (6) month period.

2.4           Interest and Fee Computation; Collection of Funds.  Interest accrued hereunder shall be payable as set forth in Section 2.1 hereof.  Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed.  Principal payments submitted in funds not immediately available shall continue to bear interest until collected.  If any payment to be made by Borrowers hereunder or under any Revolving Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.  Any Obligations which are not paid when due (subject to applicable grace periods) shall bear interest at the Default Rate.

2.5           Automatic Debit.  In order to effectuate the timely payment of any of the Obligations when due, each Borrower hereby authorizes and directs Lender, at Lender’s option, to: (i) debit, or cause or instruct the debit of, the amount of the Obligations to any ordinary deposit account of any Borrower; or (ii) make a Revolving Loan hereunder to pay the amount of the Obligations.

2.6           Discretionary Disbursements.  Lender, in its sole and absolute discretion, may immediately upon notice to Borrowers, disburse any or all proceeds of the Revolving Loans made or available to Borrowers pursuant to this Agreement to pay any fees, costs, expenses or other amounts required to be paid by Borrowers hereunder and not so paid.  All monies so disbursed shall be a part of the Obligations, payable by Borrowers on demand from Lender.

2.7           US Dollars; Currency Risk.  All Eligible Accounts and Daily Receipts will be in Dollars.  In the event Eligible Accounts or Daily Receipts are not in Dollars, Borrowers shall bear the risk of Lender’s currency losses, and if Lender suffers a currency loss and the result is to increase the cost to Lender or to reduce the amount of any sum received or receivable by Lender under this Agreement or under any Revolving Note with respect thereto, then after demand by Lender (which demand shall be accompanied by a certificate setting forth reasonably detailed calculations of the basis of such demand), Borrowers shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or such reduction.  Borrowers hereby authorize Lender to advance or cause an advance of Revolving Loans to pay for the increased costs or reductions associated with any such currency losses.

3.            CONDITIONS OF BORROWING.

Notwithstanding any other provision of this Agreement, the obligation of Lender to disburse or make all or any portion of any Loans is subject to satisfaction of all of the following conditions precedent (unless a condition is waived in writing by Lender) contained in this Article 3.

3.1           Intentionally Left Blank.

3.2           Loan Documents to be Executed by Borrowers.  As a condition precedent to Lender’s disbursal or making of the Loans pursuant to this Agreement, Borrowers shall have executed or cause to be executed and delivered to Lender all of the following documents, each of which must be satisfactory to Lender and Lender’s counsel in form, substance and execution:

(a)           Credit Agreement.  An original of this Agreement duly executed by Borrowers;

(b)           Revolving Note.  An original Revolving Note duly executed by Borrowers;

(c)           Security Agreement.  An original of the Security Agreement dated as of the date of this Agreement, executed by Borrowers (Lender may require that each Borrower execute and deliver a separate, original Security Agreement);

(d)           Intentionally Left Blank.

(e)           Validity Guaranties. Validity Guarantees duly executed by such officers and directors of Borrowers as Lender shall require;

(f)           Search Results.  Copies of UCC search reports dated such a date as is reasonably acceptable to Lender, listing all effective financing statements which name any Borrower, under its present name and any previous names, as debtors, together with copies of such financing statements;

(g)           Organizational and Authorization Documents.  A certificate of the corporate secretary of each Borrower certifying and attaching: (i) copies of its articles of incorporation and bylaws; (ii) resolutions of the board of directors of such Borrower, approving and authorizing such Borrower’s issuance of the Revolving Note (and with respect to the Issuing Borrower, approving and authorizing the issuance of the Shares as fully paid, non-assessable shares of the Issuing Borrower’s Preferred Stock in accordance with applicable exemptions from the registration requirements under the securities Act), and the execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; (iii) the signatures and incumbency of the officers of such Borrower executing any of the Loan Documents, each of which such Borrower hereby certifies to be true and complete, and in full force and effect without modification, it being understood that Lender may conclusively rely on each such document and certificate until formally advised by such Borrower of any changes therein; and (iv) good standing certificate in the state of incorporation of such Borrower and in each other state requested by Lender;

(h)           Insurance.  Within ten (10) days following the Closing Date, Borrowers shall have delivered to Lender evidence satisfactory to Lender of the existence of insurance required to be maintained pursuant to Section 10.4, together with evidence that Lender has been named as additional insured and lender’s loss payee, as applicable, on all related insurance policies;

(i)           Opinion of Counsel.  A customary opinion of Borrowers’ counsel, in form reasonably satisfactory to Lender; and

(j)           Additional Documents.  Such other agreements, documents, instruments, certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other items which Lender shall require in connection with this Agreement.

3.3           Issuance of Stock.  In the event the Borrowers have elected to pay any IB Fee due in connection with any Revolving Loan in Shares pursuant to Section 2.2(g) above, then with respect to each such Revolving Loan, the Issuing Borrower shall have issued and delivered to Lender an irrevocable issuance instruction letter and board resolution, irrevocably authorizing the issuance of the Shares applicable to such Revolving Loan, and irrevocably directing its transfer agent to issue and deliver such Shares to Lender or its designee.

3.4           Payment of Fees.  Borrowers shall have paid to Lender all fees, costs and expenses, including, but not limited to, due diligence expenses, attorney’s fees, search fees, title fees, documentation and filing fees (including documentary stamps and taxes payable on the face amount of the Revolving Note).

3.5           Event of Default.  No Event of Default, or event which, with notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing.

3.6           Adverse Changes.  There shall not have occurred any Material Adverse Effect.

3.7           Litigation.  No pending claim, investigation, litigation or Proceeding before any Governmental Authority shall have been instituted against any Borrower or any of their respective Subsidiaries or any of their respective officers or shareholders.

3.8           Representations and Warranties.  No representation or warranty of Borrowers contained herein or in any Loan Documents shall be untrue or incorrect in any material respect as of the date of any Loans as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

3.9           Due Diligence.  The business, legal and collateral due diligence review performed by Lender, including, but not limited to, a review of Borrowers’ historical performance and financial information, must be acceptable to Lender in its sole discretion.  Lender reserves the right to increase any and all aspects of its due diligence in Lender’s sole discretion.

3.10          Key Personnel Investigations.  Lender shall be satisfied, in its sole discretion, with results from background investigations conducted on key members of Borrowers’ principals and management teams.

3.11         Repayment of Outstanding Indebtedness.  Borrowers shall have repaid in full all outstanding indebtedness secured by Collateral, other than indebtedness giving rise to Permitted Liens.

4.             NOTES EVIDENCING LOANS.

Each Revolving Loan made hereunder shall be evidenced by a separate Revolving Note (together with any and all renewal, extension, modification or replacement notes executed by Borrowers and delivered to Lender and given in substitution therefor) duly executed by Borrowers and payable to the order of Lender.  At the time of the initial disbursement of a Revolving Loan and at each time an additional Revolving Loan shall be requested hereunder or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of Lender.  All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of: (i) the principal amount of all Revolving Loans advanced hereunder; (ii) any unpaid interest owing on all Revolving Loans; and (iii) all amounts repaid on all Revolving Loans.  The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of Borrowers under any Revolving Note to repay the principal amount of the Revolving Loans, together with all interest accruing thereon, and all other fees and expenses due in connection therewith in accordance with this Agreement.

5.             MANNER OF BORROWING.

5.1           Loan Requests.  Subject to Section 2.1(a) and (b), Article 3 and the other terms and conditions of this Agreement, the Loans shall be made available to Borrowers upon Borrowers’ request, from any Person whose authority to so act has not been revoked by any Borrower in writing previously received by Lender. Borrowers may make requests for borrowing no more than one time every week up to the then applicable Revolving Loan Commitment.  A request for a Loan may only be made if no default or Event of Default shall have occurred or be continuing and shall be subject to Lender’s review and acceptance of the amount and type of Accounts that are to be Eligible Accounts, the amounts of Daily Receipts being historically swept into the Lock Box Account and the value of the Collateral.  In addition, a request for a Loan must be received by no later than 11:00 a.m. eastern time the day it is to be funded and be in a minimum amount equal to Fifty Thousand Dollars and No/100 ($50,000.00).

5.2           Communications. Lender is authorized to rely on any written, verbal, electronic, telephonic or telecopy loan requests which Lender believes in its good faith judgment to emanate from Leon Pierhal, an authorized representative of Borrowers, or any other Person authorized by Leon Pierhal in a written instrument delivered to Lender.  Each Borrower hereby irrevocably confirms, ratifies and approves all such advances by Lender and each of such Borrowers hereby indemnifies Lender against losses and expenses (including court costs, attorneys’ and paralegals’ fees) and shall hold Lender harmless with respect thereto.

6.             SECURITY FOR THE OBLIGATIONS.

To secure the payment and performance by Borrowers of the Obligations hereunder, each Borrower grants, under and pursuant to a Security Agreement executed by each of the Borrowers dated as of the date hereof, to Lender, its successors and assigns, a continuing, first-priority security interest in, and does hereby assign, transfer, mortgage, convey, pledge, hypothecate and set over to Lender, its successors and assigns, all of the right, title and interest of each Borrower in and to the Collateral, whether now owned or hereafter acquired, and all proceeds (including, without limitation, all insurance proceeds) and products of any of the Collateral.  At any time upon Lender’s request, Borrowers shall execute and deliver to Lender any other documents, instruments or certificates requested by Lender for the purpose of properly documenting and perfecting the security interests of Lender in and to the Collateral granted hereunder, including any additional security agreements, mortgages, control agreements, and financing statements.

7.             REPRESENTATIONS AND WARRANTIES OF BORROWERS.

To induce Lender to make the Loans, each Borrower makes the following representations and warranties to Lender, each of which shall be true and correct in all material respects as of the date of the execution and delivery of this Agreement and as of the date of each Loan made hereunder, except to the extent such representation expressly relates to an earlier date, and which shall survive the execution and delivery of this Agreement.  With respect to each representation and warranty under this Section 7, same shall be qualified by any matters disclosed in the SEC Documents:

7.1           Subsidiaries.  Except as set forth in Schedule 7.1, no Borrower has any  Subsidiaries and no Borrower owns, directly or indirectly, any outstanding voting securities of or other interests in, or have any control over, any other Person.

7.2           Borrower Organization and Name.  Each Borrower is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, as applicable, and has the full power and authority and all necessary Permits to: (i) enter into and execute this Agreement and the Loan Documents and to perform all of its obligations hereunder and thereunder; and (ii) own and operate its assets and properties and to conduct and carry on its business as and to the extent now conducted.  Each Borrower is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its assets or properties requires such qualification.  Schedule 7.2 contains a correct and complete list of the jurisdictions in which each Borrower is qualified to do business as a foreign corporation. Each Borrower’s Organizational Identification Number is set forth and identified in Schedule 7.2 attached hereto.  The exact legal name of each Borrower is as set forth in the first paragraph of this Agreement, and no Borrower currently conducts, nor has any Borrower, during the last five (5) years conducted, business under any other name or trade name.

7.3           Authorization; Validity.  Each Borrower has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the Loan Documents and no other action or consent on the part of any Borrower, its board of directors, stockholders, members or any other Person is necessary or required by any Borrower to execute this Agreement and the Loan Documents, consummate the transactions contemplated herein and therein, and perform all of their respective obligations hereunder and thereunder.  The execution and delivery of this Agreement and the Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of any Borrower’s Articles of Incorporation, Bylaws, operating agreements or other governing documents, as applicable.  All necessary and appropriate corporate action has been taken on the part of each Borrower to authorize the execution and delivery of this Agreement and the Loan Documents and the issuance of the Revolving Note.  This Agreement and the Loan Documents are valid and binding agreements and contracts of each Borrower in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.  No Borrower knows of any reason why any Borrower cannot perform any of its respective obligations under this Agreement, the Loan Documents or any related agreements.

7.4           Capitalization. The authorized capital stock of each Borrower is as set forth in Schedule 7.3 attached hereto.  Schedule 7.3 shall specify, for each Borrower, the total number of authorized shares of capital stock, and of such authorized shares, the number which are designated as common stock (“Common Stock”) and the number designated as preferred stock (“Preferred Stock).  Schedule 7.3 shall also specify, for each Borrower, as of the date hereof, the number of shares of Common Stock and Preferred Stock issued and outstanding. All of the outstanding shares of capital stock of each Borrower are validly issued, fully paid and nonassessable, have been issued in compliance with all foreign, federal and state securities laws and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  The Common Stock is currently quoted on the OTC Bulletin Board under the trading symbol “SPMI”.  The Issuing Borrower has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Issuing Borrower has maintained all requirements on its part for the continuation of such quotation.  As of the date of this Agreement, no shares of any Borrower’s capital stock are subject to preemptive rights or any other similar rights or any liens, claims or encumbrances suffered or permitted by any Borrower.  Except as set forth in Schedule 7.3 attached hereto and except for the securities to be issued pursuant to this Agreement, as of the date of this Agreement: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of any Borrower or any of their Subsidiaries, or contracts, commitments, understandings or arrangements by which any Borrower or any of their Subsidiaries is or may become bound to issue additional shares of capital stock of any Borrower or any of their Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of any Borrower or any of their Subsidiaries; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other contracts or instruments evidencing indebtedness of any Borrower or any of its Subsidiaries, or by which any Borrower or any of its Subsidiaries is or may become bound; (iii) there are no outstanding registration statements with respect to any Borrower or any of its securities and there are no outstanding comment letters from the SEC or any other Governmental Authority with respect to any securities of any Borrower or any of their Subsidiaries; (iv) there are no agreements or arrangements under which any Borrower or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (v) there are no financing statements filed with any Governmental Authority securing any obligations of any Borrower or any of their Subsidiaries, or filed in connection with any assets or properties of any Borrower or any of their Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this

Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vii) there are no outstanding securities or instruments of any Borrower which contain any redemption or similar provisions, and there are no contracts or agreements by which any Borrower is or may become bound to redeem a security of any Borrower.  Each Borrower has furnished to the Lender true, complete and correct copies of, as applicable: (I) such Borrower’s Certificate of Incorporation, as amended and as in effect on the date hereof; (II) each Borrower’s Bylaws, as in effect on the date hereof; and (III) each Borrower’s Articles of Organization and Operating Agreement or other governing or organizational documents, as applicable.  Except for the documents delivered to lender in accordance with the immediately preceding sentence, there are no other shareholder agreements, voting agreements, operating agreements, or other contracts or agreements of any nature or kind that restrict, limit or in any manner impose obligations, restrictions or limitations on the governance of any Borrower.

7.5           No Conflicts; Consents and Approvals.  The execution, delivery  and performance of this Agreement and the Loan Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of any of the Shares, will not: (i) constitute a violation of or conflict with the Certificate of Incorporation, Bylaws or any other operating agreement or other organizational or governing documents of any Borrower; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any contract or agreement to which any Borrower is a party or by which any of its assets or properties may be bound; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any order, writ, injunction, decree, or any other judgment of any nature whatsoever; (iv) constitute a violation of, or conflict with, any law, rule, ordinance or other regulation (including United States federal and state securities Laws and the rules and regulations of any market or exchange on which the Common Stock is quoted); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other lien, claim or encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, any Borrower or any of their respective assets.  No Borrower is in violation of its applicable Certificate of Incorporation, Bylaws or other organizational or governing documents and no Borrower is in default or breach (and no event has occurred which with notice or lapse of time or both could put any Borrower in default or breach) under, and no Borrower has taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any contract or agreement to which any Borrower is a party or by which any property or assets of any Borrower are bound or affected. The businesses of each Borrower are not being conducted, and shall not be conducted, in violation of any law, rule, ordinance or other regulation. Except as specifically contemplated by this Agreement, no Borrower is required to obtain any consent or approval of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its obligations under this Agreement or the Loan Documents in accordance with the terms hereof or thereof, or to issue the Shares in accordance with the terms hereof.  Except as disclosed in Schedule 7.5, all consents and approvals which any Borrower is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the date hereof.

7.6           Issuance of Securities. The Shares, if and when issued under the terms of this Agreement, are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all liens, claims, charges, taxes, or other encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities laws and the laws of any foreign jurisdiction applicable to the issuance thereof.  The issuance of the Shares is and will be exempt from: (i) the registration and prospectus delivery requirements of the Securities Act; (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws; and (iii) any similar registration or qualification requirements of any foreign jurisdiction or other Governmental Authority.

7.7           Compliance With Laws.  The nature and transaction of each Borrower’s business and operations and the use of each of their properties and assets, including, but not limited to, the Collateral or any real estate owned, leased, or occupied by any Borrower, do not and during the term of the Loans shall not, violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind or nature, including, without limitation, the provisions of the Fair Labor Standards Act or any zoning, land use, building, noise abatement, occupational health and safety or other laws, any building permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not, except to the extent such violation or conflict would not result in a Material Adverse Effect.

7.8           Environmental Laws and Hazardous Substances.  Except to the extent that any of the following would not have a Material Adverse Effect (including financial reserves, insurance policies and cure periods relating to compliance with applicable laws and Permits) and are used in such amounts as are customary in the ordinary course of each Borrower’s business, consistent with past practices, in compliance with all applicable Environmental Laws, each Borrower represents and warrants to Lender that, to its knowledge: (i) no Borrower has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any of the premises of each Borrower (whether or not owned by any Borrower) in any manner which at any time violates any Environmental Law or any Permit, certificate, approval or similar authorization thereunder; (ii) the operations of each Borrower comply in all material respects with all Environmental Laws and all Permits certificates, approvals and similar authorizations thereunder; (iii) there has been no investigation, Proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or, to any Borrower’s knowledge, threatened; and (iv) no Borrower has any liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material.

7.9           Absence of Breach.  The execution, delivery and performance of this Agreement, the Loan Documents and any other documents or instruments to be executed and delivered by Borrowers in connection with the Loans shall not: (i) violate any provisions of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority; or (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which any Borrower is a party or by which any Borrower or any of its property or assets may be bound.

7.10         Collateral Representations.  No Person other than Borrowers, owns or has other rights in the Collateral, and the Collateral is free from any Lien of any kind, other than the Lien of Lender and Permitted Liens.

7.11         SEC Documents; Financial Statements. The Common Stock of the Issuing Borrower is registered pursuant to Section 12 of the Exchange Act, and the Issuing Borrower has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC or any other Governmental Authority (all of the foregoing filed within the two (2) years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). The Issuing Borrower is current with its filing obligations under the Exchange Act and all SEC Documents have been filed on a timely basis or such Issuing Borrower has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. The Issuing Borrower represents and warrants that true and complete copies of the SEC Documents are available on the SEC’s website (www.sec.gov) at no charge to Lender, and Lender acknowledges that it may retrieve all SEC Documents from such website and Lender’s access to such SEC Documents through such website shall constitute delivery of the SEC Documents to Lender; provided, however, that if Lender is unable to obtain any of such SEC Documents from such website at no charge, as result of such website not being available or any other reason beyond Lender’s control, then upon request from Lender, the Issuing Borrower shall deliver to Lender true and complete copies of such SEC Documents.  The Issuing Borrower shall also deliver to Lender true and complete copies of all draft filings, reports, schedules, statements and other documents required to be filed with the SEC that have been prepared but not filed with the SEC as of the date hereof. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof, which amendments or updates are also part of the SEC Documents).  As of their respective dates, the consolidated financial statements of the Issuing Borrower and all of its Subsidiaries included in the SEC Documents (the “Financial Statements”) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. All of the Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Issuing Borrower and all of its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  To the knowledge of each Borrower and its officers, no other information provided by or on behalf of any Borrower to the Lender which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

7.12          Absence of Certain Changes.  Since the date the last of the SEC Documents was filed with the SEC, none of the following have occurred:

(a)           There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or

(b)           Any transaction, event, action, development, payment, or any other matter of any nature whatsoever entered into by any of the Borrowers other than in the ordinary course of their respective businesses, as currently conducted.

7.13         Litigation and Taxes.  Except for matters disclosed in Schedule 7.13, there is no Proceeding pending, or to each Borrower’s knowledge, threatened, against any Borrower, any of their Subsidiaries or their respective officers or shareholders, or against or affecting any of their respective assets.  In addition, there is no outstanding judgments, orders, writs, decrees or other similar matters or items against or affecting any of the Borrowers, their respective businesses or assets.  No Borrower has received any material complaint from any customer, supplier, vendor or employee.  Each Borrower has duly filed all applicable income or other tax returns and has paid all income or other taxes when due.  There is no controversy or objection pending or threatened in respect of any tax returns of any Borrower.

7.14         Event of Default.  No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under this Agreement or any of the other Loan Documents, and no Borrower is in default (without regard to grace or cure periods) under any contract or agreement to which it is a party or by which any of their respective assets are bound.

7.15          ERISA Obligations.  To the knowledge of each Borrower, all Employee Plans of each Borrower meet the minimum funding standards of Section 302 of ERISA, where applicable, and each such Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified.  No withdrawal liability has been incurred under any such Employee Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Plans, unless approved by the appropriate governmental agencies.  To the knowledge of each Borrower, each Borrower has promptly paid and discharged all obligations and liabilities arising under the ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets.

7.16          Adverse Circumstances.  No condition, circumstance, event, agreement, document, instrument, restriction, litigation or Proceeding (or threatened litigation or Proceeding or basis therefor) exists which: (i) could adversely affect the validity or priority of the Liens granted to Lender under the Loan Documents; (ii) could materially adversely affect the collective ability of Borrowers to perform their obligations under the Loan Documents; (iii) would constitute a default under any of the Loan Documents; (iv) would constitute such a default with the giving of notice or lapse of time or both; or (v) would constitute or give rise to a Material Adverse Effect.

7.17          Liabilities and Indebtedness of the Borrowers.  The Borrowers do not have any Funded Indebtedness or any liabilities or obligations of any nature whatsoever, except: (i) as disclosed in Schedule 7.17; (ii) as disclosed in the Financial Statements; or (iii) liabilities and obligations incurred in the Ordinary Course of Business of each Borrower since the date of the last Financial Statements filed by the Borrowers with the SEC which do not or would not, individually or in the aggregate, exceed Ten Thousand Dollars ($10,000) or otherwise have a Material Adverse Effect.

7.18          Real Estate.

(a)           Real Property Ownership.  Except for the Borrower Leases and except for a small parcel of Real Property owned by one of the Borrowers that is not material to the Borrowers’ business, no Borrower owns any Real Property.

(b)           Real Property Leases.  Except for the leases described in Schedule 7.18(b) (the “Borrower Leases”), no Borrower leases any other Real Property.  With respect to each of the Borrower Leases: (i) the applicable Borrower has been in peaceful possession of the property leased thereunder and neither such Borrower nor the landlord is in default thereunder; (ii) no waiver, indulgence or postponement of any of the obligations thereunder has been granted by the applicable Borrower or landlord thereunder; and (iii) there exists no event, occurrence, condition or act known to the applicable Borrower which, upon notice or lapse of time or both, would be or could become a default thereunder or which could result in the termination of the Borrower Leases, or any of them, or have a Material Adverse Effect.  No Borrower has violated nor breached any provision of any such Borrower Leases, and all obligations required to be performed by a Borrower under any of such Borrower Leases have been fully, timely and properly performed.  Each Borrower has delivered to the Lender true, correct and complete copies of all Borrower Leases, including all modifications and amendments thereto, whether in writing or otherwise.  No Borrower has received any written or oral notice to the effect that any of the Borrower Leases will not be renewed at the termination of the term of such Borrower Leases, or that any of such Borrower Leases will be renewed only at higher rents.

7.19          Material Contracts.  An accurate, current and complete copy of each of the Material Contracts has been furnished to Lender and/or is readily available as part of the SEC Documents, and each of the Material Contracts constitutes the entire agreement of the respective parties thereto relating to the subject matter thereof.  There are no outstanding offers, bids, proposals or quotations made by any Borrower which, if accepted, would create a Material Contract with a Borrower.  Each of the Material Contracts is in full force and effect and is a valid and binding obligation of the parties thereto in accordance with the terms and conditions thereof.  To the knowledge of any of the Borrowers and their respective officers, all obligations required to be performed under the terms of each of the Material Contracts by any party thereto have been fully performed by all parties thereto, and no party to any Material Contracts is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration or modification of any obligation of any party thereto or the creation of any lien, claim, charge or other encumbrance upon any of the assets or properties of any of the Borrowers.  Further, no Borrower has received any notice, nor does any Borrower have any knowledge, of any pending or contemplated termination of any of the Material Contracts and, no such termination is proposed or has been threatened, whether in writing or orally.

7.20           Title to Assets.  Each Borrower has good and marketable title to, or a valid leasehold interest in, all of its respective assets and properties which are material to its business and operations as presently conducted, free and clear of all liens, claims, charges or other encumbrances or restrictions on the transfer or use of same.  Except as set forth in Schedule 7.20 and except as would not have a Material Adverse Effect, the assets and properties of each Borrower are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

7.21           Intellectual Property.  Each Borrower owns or possesses adequate and legally enforceable  rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights necessary to conduct its business as now conducted. No Borrower has any knowledge of any infringement by any Borrower of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other intellectual property rights of others, and, to the knowledge of the Borrowers, there is no claim, demand or Proceeding, or other demand of any nature being made or brought against, or to the Borrowers’ knowledge, being threatened against, any Borrower regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other intellectual property infringement; and no Borrower is aware of any facts or circumstances which might give rise to any of the foregoing.

7.22           Labor and Employment Matters.  No Borrower is involved in any labor dispute or, to the knowledge of any Borrower, is any such dispute threatened. To the knowledge of the Borrowers and their respective officers, none of the employees of any Borrower is a member of a union and each Borrower believes that its relations with its employees are good.  To the knowledge of each Borrower and its officers, each Borrower has complied in all material respects with all laws, rules, ordinances and regulations relating to employment matters, civil rights and equal employment opportunities.

7.23           Insurance.  Each Borrower is covered by valid, outstanding and enforceable policies of insurance which were issued to it by reputable insurers of recognized financial responsibility, covering its properties, assets and businesses against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as the Borrowers are engaged and in coverage amounts which are prudent and typically and reasonably carried by such other corporations or entities (the “Insurance Policies”).  Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid.  None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement.  Each Borrower has complied with the provisions of such Insurance Policies.  No Borrower has been refused any insurance coverage sought or applied for and no Borrower has any reason to believe that it will not be able to renew its existing Insurance Policies as and when such Insurance Policies expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of such Borrower.

7.24           Permits.  Each Borrower possesses all Permits necessary to conduct its business, and no Borrower has received any notice of, or is otherwise involved in any Proceedings relating to, the revocation or modification of any such Permits.  All such Permits are valid and in full force and effect and each Borrower is in full compliance with the respective requirements of all such Permits.

7.25           Lending Relationship.  Each Borrower acknowledges and agrees that the relationship hereby created with Lender is and has been conducted on an open and arm’s length basis in which no fiduciary relationship exists and that no Borrower has relied, nor is relying on, any such fiduciary relationship in executing this Agreement and in consummating the Loans. Lender represents that it will receive the Revolving Note payable to its order as evidence of the Loans.

7.26           Compliance with Regulation U.  No portion of the proceeds of the Loans shall be used by any Borrower, or any Affiliates of any Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System.

7.27           Governmental Regulation.  No Borrower is, or after giving effect to any Loan, will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

7.28           Bank Accounts.  Schedule 7.28 sets forth, with respect to each account of each Borrower with any bank, broker or other depository institution: (i) the name and account number of such account; (ii) the name and address of the institution where such account is held; (iii) the name of any Person(s) holding a power of attorney with respect to such account, if any; and (iv) the names of all authorized signatories and other Persons authorized to withdraw funds from each such account.

7.29           Places of Business.  The principal place of business of each Borrower is set forth on Schedule 7.29 and each Borrower shall promptly notify Lender of any change in such location.  Borrowers will not remove or permit the Collateral to be removed from such locations without the prior written consent of Lender, except for: (i) certain heavy equipment kept at third party sites when conducting business or maintenance; (ii) vehicles, containers and rolling stock; (iii) Inventory sold or leased in the usual and ordinary course of each Borrower’s businesses; and (iv) temporary removal of Collateral to other locations for repair or maintenance as may be required from time to time in each instance in the Ordinary Course of Business of each Borrower.

7.30           Illegal Payments.  No Borrower, nor any director, officer, member, manager,  agent, employee or other Person acting on behalf of any Borrower has, in the course of his actions for, or on behalf of, any Borrower: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

7.31           Related Party Transactions.  Except for arm’s length transactions pursuant to which Borrowers make payments in the Ordinary Course of Business upon terms no less favorable than a Borrower could obtain from third parties, none of the officers, directors, managers, or employees of any Borrower, nor any stockholders, members or partners who own, legally or beneficially, five percent (5%) or more of the ownership interests of any Borrower (each a “Material Shareholder”), is presently a party to any transaction with any Borrower (other than for services as employees, officers and directors), including any contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of any Borrower, any other Person in which any officer, director, or any such employee or Material Shareholder has a substantial or material interest in or of which any officer, director or employee of any Borrower or Material Shareholder is an officer, director, trustee or partner.  There are no claims, demands or disputes of any nature or kind between any Borrower and any officer, director or employee of any Borrower or any Material Shareholder, or between any of them, relating to any Borrower.

7.32           Internal Accounting Controls.  Each Borrower maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

7.33           Brokerage Fees.  There is no Person acting on behalf of any Borrower who is entitled to or has any claim for any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

7.34           No General Solicitation.  Neither Borrowers, nor any of their Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or issuance of the Revolving Notes or the Shares.

7.35           No Integrated Offering.  Neither Borrowers, nor any of their Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Revolving Notes or the Shares under the Securities Act or cause this offering of such securities to be integrated with prior offerings by any Borrower for purposes of the Securities Act.

7.36         Private Placement.  Assuming the accuracy of the Lender’s representations and warranties set forth in Section 8 below, no registration under the Securities Act or the laws, rules or regulation of any other Governmental Authority is required for the issuance of the Revolving Notes or the Shares as contemplated hereby.

7.37         Complete Information.  This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to Lender in connection with or in furtherance of this Agreement by or on behalf of any Borrower fully and fairly states the matters with which they purport to deal, and do not misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

8.             REPRESENTATIONS AND WARRANTIES OF LENDER.

Lender makes the following representations and warranties to the Credit Parties, each of which shall be true and correct in all material respects as of the date of the execution and delivery of this Agreement and as of the date of each Loan made hereunder, except to the extent such representation expressly relates to an earlier date, and which shall survive the execution and delivery of this Agreement:

8.1           Investment Purpose. Lender is acquiring the Revolving Notes and the Shares for its own account, for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

8.2           Accredited Investor Status. Lender is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

8.3           Reliance on Exemptions. Lender understands that the Revolving Notes and the Shares, are each being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Borrowers are relying in part upon the truth and accuracy of, and Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Lender set forth herein in order to determine the availability of such exemptions and the eligibility of Lender to acquire such securities.

8.4           Information. Lender has been furnished with all materials relating to the business, finances and operations of Borrowers and information deemed material by Lender to making an informed investment decision regarding the Revolving Note, which have been requested by Lender. Lender has been afforded the opportunity to ask questions of Borrowers and their management.  Neither such inquiries nor any other due diligence investigations conducted by Lender or its representatives shall modify, amend or affect Lender’s right to rely on Borrowers’ representations and warranties contained in Article 7 above or in any other Loan Documents. Lender understands that its investment in the Revolving Note involves a high degree of risk. Lender is in a position regarding Borrowers, which, based upon economic bargaining power, enabled and enables Lender to obtain information from Borrowers in order to evaluate the merits and risks of this investment. Lender has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the Revolving Note.

8.5           No Governmental Review. Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Revolving Note, or the fairness or suitability of the investment in the Revolving Note, nor have such authorities passed upon or endorsed the merits of the offering of the Revolving Note.

8.6           Transfer or Resale.  Lender understands that: (i) the Revolving Notes and the Shares have not been and are not being registered under the Securities Act or any other foreign or state securities laws, and may not be offered for sale, sold, assigned or transferred unless: (A) subsequently registered thereunder; or (B) Lender shall have delivered to Borrowers an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; and (ii) neither Borrowers nor any other Person is under any obligation to register such securities under the Securities Act or any foreign or state securities laws or to comply with the terms and conditions of any exemption thereunder, except as otherwise set forth in this Agreement.

8.7           Intentionally Left Blank.

8.8           Authorization, Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of Lender and is a valid and binding agreement of Lender enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

8.9           Intentionally Left Blank.

8.10         Due Formation of Lender. Lender is an entity that has been formed and validly exists and has not been organized for the specific purpose of purchasing the Revolving Note and is not prohibited from doing so.

8.11         No Legal Advice from Borrowers. Lender acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. Lender is relying solely on such counsel and advisors and not on any statements or representations of Borrowers or any of their representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction; provided, however, the foregoing shall not modify, amend or affect Lender’s right to rely on Borrowers’ representations and warranties contained in Article 7 above or in any other Loan Documents.

9.             NEGATIVE COVENANTS.

9.1           Indebtedness.  No Borrower shall, either directly or indirectly, create, assume, incur or have outstanding any Funded Indebtedness (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, or otherwise consummate any transaction or series of transactions involving the issuance of debt securities of any of the Borrowers, except:

(a)           the Obligations;

(b)           endorsement for collection or deposit of any commercial paper secured in the Ordinary Course of Business;

(c)           obligations for taxes, assessments, municipal or other governmental charges; provided, the same are being contested in good faith by appropriate proceedings and are insured against or bonded over to the satisfaction of Lender;

(d)           obligations for accounts payable, other than for money borrowed, incurred in the Ordinary Course of Business; provided that, any management or similar fees payable by any Borrower shall be fully subordinated in right of payment to the prior payment in full of the Loans made hereunder;

(e)           obligations existing on the date hereof which are disclosed on the financial statements referred to in Section 7.9;

(f)            unsecured intercompany Funded Indebtedness incurred in the Ordinary Course of Business;

(g)           Funded Indebtedness existing on the Closing Date and set forth in Schedule 9.1, including any extensions or refinancings of the foregoing, which do not increase the principal amount of such Funded Indebtedness as of the date of such extension or refinancing; provided such Funded Indebtedness is subordinated to the Obligations owed to Lender pursuant to a subordination agreement, in form and content acceptable to Lender in its sole discretion, which shall include an indefinite standstill on remedies and payment blockage rights during any default;

(h)           Funded Indebtedness consisting of Capital Lease obligations or secured by Permitted Liens of the type described in clause (g) of the definition thereof not to exceed $250,000 in the aggregate at any time;

(i)            Contingent Liabilities arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted hereunder;

(j)            Contingent Liabilities incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations; and

(k)            Contingent Liabilities arising under indemnity agreements to title insurers to cause such title insurers to issue to Lender title insurance policies.

9.2           Encumbrances.  No Borrower shall, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of any Borrower or their Subsidiaries; whether owned at the date hereof or hereafter acquired, except Permitted Liens or as otherwise authorized by Lender in writing.

9.3           Investments.  No Borrower shall, either directly or indirectly, make or have outstanding any new investments (whether through purchase of stocks, obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets, business, stock or other evidence of beneficial ownership of any other Person except following:

(a)           The stock or other ownership interests in a Subsidiary existing as of the Closing Date;

(b)           investments in direct obligations of the United States or any state in the United States;

(c)           trade credit extended by any Borrower in the Ordinary Course of Business;

(d)           investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors;

(e)           investments existing on the Closing Date and set forth in Schedule 9.3;

(f)            Contingent Liabilities permitted pursuant to Section 9.1; or

(g)           Capital Expenditures permitted under Section 9.5.

9.4           Transfer; Merger.  No Borrower shall, either directly or indirectly, permit a Change in Control, merge, consolidate, sell, transfer, license, lease, encumber or otherwise dispose of all or any part of its property or business or all or any substantial part of its assets, or sell or discount (with or without recourse) any of its Notes (as defined in the UCC), Chattel Paper, Payment Intangibles or Accounts; provided, however, that any Borrower may:

(a)           sell or lease Inventory and Equipment in the Ordinary Course of Business;

(b)           upon not less than three (3) Business Days’ prior written notice to Lender, any Subsidiary of any Borrower may merge with (so long as the applicable Borrower remains the surviving entity), or dissolve or liquidate into, or transfer its property to any Borrower;

(c)           dispose of used, worn-out or surplus equipment in the Ordinary Course of Business;

(d)           discount or write-off overdue Accounts for collection in the Ordinary Course of Business;

(e)           sell or otherwise dispose (including cancellation of Funded Indebtedness) of any Investment permitted under Section 9.3 in the Ordinary Course of Business; and

(f)            grant Permitted Liens.

9.5           Capital Expenditures.  Without Lender’s prior consent, no Borrower shall make or incur obligations for any Capital Expenditures in any fiscal year.

9.6           Issuance of Stock.  No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, either directly or indirectly, issue or distribute any additional capital stock or other securities of such Borrower or their Subsidiaries without the prior written consent of Lender.

9.7           Distributions; Restricted Payments.  No Borrower shall: (i) purchase or redeem any shares of its stock or declare or pay any dividends or distributions, whether in cash or otherwise, set aside any funds for any such purpose or make any distribution to its shareholders, make any distribution of its property or assets or make any loans, advances or extensions of credit to, or investments in, any Persons, including, without limitation, such Borrower’s Affiliates, officers, partners or employees without the prior written consent of Lender; (ii) make any payments of any Funded Indebtedness other than as permitted hereunder; or (iii) increase the annual salary paid to any officers of any Borrower as of the Closing Date, unless any such increase is part of a written employment contract with any such officers entered into prior to the Closing Date, a copy of which has been delivered to and approved by the Lender.

9.8           Use of Proceeds.  No Borrower, nor any of their Affiliates, shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of purchasing any securities underwritten by any Affiliate of Lender.

9.9           Business Activities; Change of Legal Status and Organizational Documents.  No Borrower shall: (i) engage in any line of business other than the businesses engaged in on the date hereof and business reasonably related thereto; (ii) change its name, Organizational Identification Number, its type of organization, its jurisdictions of organization or other legal structure; or (iii) permit its Articles of Incorporation, Bylaws or other organizational documents to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of Lender.

9.10         Transactions with Affiliates.  Except as set forth on Schedule 9.10, No Borrower shall enter into any transaction with any of its Affiliates, except in the Ordinary Course of Business and upon fair and reasonable terms that are no less favorable to such Borrower than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate of such Borrower.

9.11         Bank Accounts.  No Borrower shall maintain any bank, deposit or credit card payment processing accounts with any financial institution, or any other Person, for any Borrower or any Affiliate of any Borrower, other than Borrowers’ respective accounts listed in the attached Schedule 7.28, and other than the Borrower Account and the Lock Box Account established pursuant to this Agreement.  Specifically, no Borrower may change, modify, close or otherwise affect the Borrower Account, the Lock Box Account or any of the other accounts listed in Schedule 7.28, without Lender’s prior written approval, which approval may be withheld or conditioned in Lender’s sole and absolute discretion.

10.           AFFIRMATIVE COVENANTS.

10.1           Compliance with Regulatory Requirements.  Upon demand by Lender, Borrowers shall reimburse Lender for Lender’s additional costs and/or reductions in the amount of principal or interest received or receivable by Lender if at any time after the date of this Agreement any law, treaty or regulation or any change in any law, treaty or regulation or the interpretation thereof by any Governmental Authority charged with the administration thereof or any other authority having jurisdiction over Lender or the Loans, whether or not having the force of law, shall impose, modify or deem applicable any reserve and/or special deposit requirement against or in respect of assets held by or deposits in or for the account of the Loans by Lender or impose on Lender any other condition with respect to this Agreement or the Loans, the result of which is to either increase the cost to Lender of making or maintaining the Loans or to reduce the amount of principal or interest received or receivable by Lender with respect to such Loans.  Said additional costs and/or reductions will be those which directly result from the imposition of such requirement or condition on the making or maintaining of such Loans.  Notwithstanding the foregoing, Borrowers shall not be required to pay any such additional costs which could be avoided by Lender with the exercise of reasonable conduct and diligence.

10.2           Corporate Existence.  Each Borrower shall at all times preserve and maintain its: (i) existence and good standing in the jurisdiction of its organization; and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and shall at all times continue as a going concern in the business which such Borrower is presently conducting.

10.3           Maintain Property.  Each Borrower shall at all times maintain, preserve and keep its plants, properties and equipment, including, but not limited to, any Collateral, in good repair, working order and condition, normal wear and tear excepted, and shall from time to time, as each Borrower deems appropriate in its reasonable judgment, make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained.  Each Borrower shall permit Lender to examine and inspect such plant, properties and equipment, including, but not limited to, any Collateral, at all reasonable times upon reasonable notice during business hours.  During the continuance of any Event of Default, Lender shall, at Borrowers’ expense, have the right to make additional inspections without providing advance notice.

10.4           Maintain Insurance.  Each Borrower shall at all times insure and keep insured with insurance companies acceptable to Lender, all insurable property owned by each Borrower which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from environmental, fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers’, public and professional liability risks.  Within ten (10) calendar days after the Closing Date, each Borrower shall deliver to Lender a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.  All such policies of insurance must be satisfactory to Lender in relation to the amount and term of the Obligations and type and value of the Collateral and assets of each Borrower, shall identify Lender as sole/lender’s loss payee and as an additional insured.  In the event any Borrower fail to provide Lender with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by any Borrower hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto, which Lender deems advisable.  This insurance coverage: (i) may, but need not, protect any Borrower’s interest in such property, including, but not limited to, the Collateral; and (ii) may not pay any claim made by, or against, any Borrower in connection with such property, including, but not limited to, the Collateral.  Any Borrower may later cancel any such insurance purchased by Lender, but only after providing Lender with evidence that the insurance coverage required by this Section is in force.  The costs of such insurance obtained by Lender, through and including the effective date such insurance coverage is canceled or expires, shall be payable on demand by Borrowers to Lender, together with interest at the Default Rate on such amounts until repaid and any other charges by Lender in connection with the placement of such insurance.  The costs of such insurance, which may be greater than the cost of insurance which any Borrower may be able to obtain on its own, together with interest thereon at the Default Rate and any other charges by Lender in connection with the placement of such insurance may be added to the total Obligations due and owing to the extent not paid by any applicable Borrower.

10.5           Tax Liabilities.

(a)           Each Borrower shall at all times pay and discharge all property, income and other taxes, assessments and governmental charges upon, and all claims (including claims for labor, materials and supplies) against such Borrower or any of its properties, Equipment or Inventory, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained.

(b)           Each Borrower shall be solely responsible for the payment of any and all documentary stamps and other taxes imposed by the State of Florida in connection with the execution of this Agreement, the Security Agreement and the Revolving Note.

10.6           ERISA Liabilities; Employee Plans.  Each Borrower shall: (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to such Borrower; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA, including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify Lender immediately upon receipt by such Borrower of any notice concerning the imposition of any withdrawal liability or of the institution of any Proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise Lender of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

10.7         Financial Statements.  Each Borrower shall at all times maintain a system of accounting capable of producing its individual and consolidated financial statements in compliance with GAAP (provided that monthly financial statements shall not be required to have footnote disclosure, are subject to normal year end adjustments and need not be consolidated), and shall furnish to Lender or its authorized representatives such information regarding the business affairs, operations and financial condition of such Borrower as Lender may from time to time request or require, including, but not limited to:

(a)           within ninety (90) days after the close of each fiscal year, a copy of the annual audited financial statements of each Borrower, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and reviewed by an independent certified public accountant reasonably acceptable to Lender, containing an unqualified opinion of such accountant;

(b)           as soon as available, and in any event, within sixty (60) days after the close of each fiscal quarter, a copy of the quarterly financial statements of each Borrower, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and reviewed by an independent certified public accountant reasonably acceptable to Lender;

(c)           as soon as available, and in any event, within thirty (30) days following the end of each calendar month, a copy of the financial statements of each Borrower regarding such month, including balance sheet, statement of income and retained earnings, statement of cash flows for the month then ended, in reasonable detail, prepared and certified as accurate in all material respects by the President and Chief Financial Officer of each Borrower.

(d)           within thirty (30) days following the end of each calendar month, a cash flow analysis in form and content reasonably acceptable to the Lender, showing in reasonable detail, all incoming and outgoing cash flows of all Borrowers during the immediately preceding month, and identifying any variance between such actual cash flows and the cash flow projections provided by the Borrowers to the Lender in connection with Lender’s due diligence review of the Borrowers, or if no such projections were provided to lender, the internal cash flow projections of the Borrowers, which cash flow analysis shall be prepared and certified as accurate in all material respects by the an officer of the Borrowers.

No change with respect to such accounting principles shall be made by any Borrower without giving prior notification to Lender. Each Borrower represents and warrants to Lender that the financial statements delivered to Lender at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of each Borrower in all material respects. Lender shall have the right at all times (and on reasonable notice so long as there then does not exist any Event of Default) during business hours to inspect the books and records of each Borrower and make extracts therefrom.  Each Borrower shall at all times comply with all reporting requirements of and Filing Authority applicable to it.

Each Borrower agrees to advise Lender immediately, in writing, of the occurrence of any Material Adverse Effect, or the occurrence of any event, circumstance or other happening that could be reasonably expected to lead to or become a Material Adverse Effect.

10.8         Supplemental Financial Statements. Each Borrower shall promptly upon receipt thereof, provide to Lender copies of interim and supplemental reports if any, submitted to any Borrower by independent accountants in connection with any interim audit or review of the books of any Borrower.

10.9         Daily Receipts Information.  Each Borrower shall, within thirty (30) days after the end of each calendar month, deliver to Lender all information with respect to all Daily Receipts of each of the Borrowers for the previous calendar month and where such Daily Receipts were deposited, including copies of bank statements of the Borrower Account and other accounts where all such Daily Receipts may be deposited before they are swept into the Borrower Account as hereby required, and any information requested by Lender with respect to records from applicable Governmental Authorities that track the number of Account Debtors or other customers that use any Borrowers’ services, all to be certified as accurate by the Chief Financial Officer and the President of each Borrower.

10.10       Intentionally Left Blank.

10.11       Covenant Compliance. Borrowers shall, within thirty (30) days after the end of each calendar month, deliver to Lender a Compliance Certificate showing compliance by Borrowers with the covenants therein, and certified as accurate by the Chief Financial Officer of Borrowers.

10.12       Field Audits.  Each Borrower shall allow Lender, at Borrowers’ sole expense (no more than two times a year so long as no Event of Default has occurred and is continuing), to conduct a field examination of the assets and records of each Borrower, the results of which must be satisfactory to Lender in Lender’s sole and absolute discretion. Fees and expenses for each such audit shall be capped at $5,000 per audit.  The foregoing notwithstanding, from and after the occurrence of an Event of Default or any event which with notice, lapse of time or both, would become an Event of Default, Lender may conduct field examinations at any time in its sole discretion and the costs thereof, without limitation, shall be at the sole expense of Borrowers.

10.13       Notice and Other Reports. Borrowers shall provide prompt written notice to Lender if at any time Borrowers fail to comply with Section 11.1 herein.  In addition, Borrowers shall, within such period of time as Lender may reasonably specify, deliver to Lender such other schedules and reports as Lender may reasonably require.

10.14       Collateral Records. Each Borrower shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Lender’s Lien in the Collateral including, without limitation, placing a legend, in form and content reasonably acceptable to Lender, on all Chattel Paper created by Borrowers indicating that Lender has a Lien in such Chattel Paper.

10.15       Notice of Proceedings.  Each Borrower shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of such Borrower, give written notice to Lender of all threatened or pending Proceedings before any court or governmental department, commission, board or other administrative agency which may have a Material Adverse Effect.

10.16       Notice of Default.  Each Borrower shall, promptly, but not more than five (5) days after the commencement thereof, give notice to Lender in writing of the occurrence of an Event of Default or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder.

10.17       Environmental Matters.  If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of any Borrower or any Subsidiary or Affiliate of any Borrower, such Borrower shall cause the prompt containment and/or removal of such Hazardous Substances and the remediation and/or operation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets.  Without limiting the generality of the foregoing, each Borrower shall comply with any Federal or state judicial or administrative order requiring the performance at any real property of any Borrower of activities in response to the release or threatened release of a Hazardous Substance.  To the extent that the transportation of Hazardous Substances is permitted by this Agreement, Borrowers shall dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

10.18       Reporting Status; Listing.  So long as this Agreement remains in effect, and for so long as Lender owns, legally or beneficially, any of the Shares or other shares of Common Stock, the Issuing Borrower shall: (i) file in a timely manner all reports required to be filed under the Securities Act, the Exchange Act or any securities laws and regulations thereof applicable to the Issuing Borrower of any state of the United States, or by the rules and regulations of the Principal Trading Market, and, to provide a copy thereof to the Lender promptly after such filing; (ii) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination; (iii) if required by the rules and regulations of the Principal Trading Market, promptly secure the listing of the Shares and Conversion Shares upon the Principal Trading Market (subject to official notice of issuance) and, take all reasonable action under its control to maintain the continued listing, quotation and trading of its Common Stock on the Principal Trading Market, and the Issuing Borrower shall comply in all respects with the Issuing Borrower’s reporting, filing and other obligations under the bylaws or rules of the Principal Trading Market, the Financial Industry Regulatory Authority, Inc. and such other Governmental Authorities, as applicable. The Issuing Borrower shall promptly provide to Lender copies of any notices it receives from the SEC or any Principal Trading Market, to the extent any such notices could in any way have or be reasonably expected to have a Material Adverse Effect.

10.19       Rule 144.  With a view to making available to Lender the benefits of Rule 144 under the Securities Act (“Rule 144”), or any similar rule or regulation of the SEC that may at any time permit Lender to sell the Shares or other shares of Common Stock issuable to Lender hereunder to the public without registration, the Issuing Borrower represents and warrants that: (i) the Issuing Borrower is, and has been for a period of at least ninety (90) days immediately preceding the date hereof, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (ii) the Issuing Borrower has filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the twelve (12) months preceding the Closing Date (or for such shorter period that the Issuing Borrower was required to file such reports); (iii) the Issuing Borrower is not an issuer defined as a “Shell Company” (as hereinafter defined); and (iv) if the Issuing Borrower has, at any time, been an issuer defined as a Shell Company, the Issuing Borrower has: (A) not been an issuer defined as a Shell Company for at least six (6) months prior to the Closing Date; and (B) has satisfied the requirements of Rule 144(i) (including, without limitation, the proper filing of “Form 10 information” at least six (6) months prior to the Closing Date).  For the purposes hereof, the term “Shell Company” shall mean an issuer that meets the description defined under Rule 144.  In addition, so long as Lender owns, legally or beneficially, any securities of the Issuing Borrower, the Issuing Borrower shall, at its sole expense:

(a)           Make, keep and ensure that adequate current public information with respect to the Issuing Borrower, as required in accordance with Rule 144, is publicly available;

(b)           furnish to the Lender, promptly upon reasonable request: (A) a written statement by the Issuing Borrower that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; and (b) such other information as may be reasonably requested by Lender to permit the Lender to sell any of the Shares or other shares of Common Stock acquired hereunder pursuant to Rule 144 without limitation or restriction; and

(c)           promptly at the request of the Lender, give the Issuing Borrower’s transfer agent instructions to the effect that, upon the transfer agent’s receipt from the Lender of a certificate (a “Rule 144 Certificate”) certifying that the Lender’s holding period (as determined in accordance with the provisions of Rule 144) for any Common Stock acquired by Lender hereunder or under the Revolving Note which the Lender proposes to sell (the “Securities Being Sold”) is not less than six (6) months, and receipt by the transfer agent of the “Rule 144 Opinion” (as hereinafter defined) from the Issuing Borrower or its counsel, the transfer agent is to effect the transfer of the Securities Being Sold and issue to the Lender or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the transfer agent’s  books and records.  In this regard, upon Lender’s request, the Issuing Borrower shall have an affirmative obligation to cause its counsel to promptly issue to the transfer agent a legal opinion providing that, based on the Rule 144 Certificate, the Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement (the “Rule 144 Opinion”).  If the transfer agent requires any additional documentation in connection with any proposed transfer by the Lender of any Securities Being Sold, the Issuing Borrower shall promptly deliver or cause to be delivered to the transfer agent or to any other Person, all such additional documentation as may be necessary to effectuate the transfer of the Securities being Sold and the issuance of an unlegended certificate to any transferee thereof, all at the Issuing Borrower’s expense.

11.           FINANCIAL COVENANTS.

11.1           Compliance with Projections.  While this Agreement remains in effect, Borrowers, on a consolidated basis, shall meet at least eighty-five percent (85%) of the EBITDA figures as projected in the consolidated projections provided by Borrowers to the Lender and attached hereto as Schedule 11.1.

12.           EVENTS OF DEFAULT.

Borrowers, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”):

12.1           Nonpayment of Obligations.  Any amount due and owing on the Revolving Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid on the date such amount is due.

12.2           Misrepresentation.  Any written warranty, representation, certificate or statement of any Borrower in this Agreement, the Loan Documents or any other agreement with Lender shall be false or misleading in any material respect when made or deemed made.

12.3           Nonperformance.  Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement (not otherwise addressed in this Article 12), which failure to perform or default in performance continues for a period of thirty (30) days after Borrowers receive notice or knowledge from any source of such failure to perform or default in performance (provided that if the failure to perform or default in performance is not capable of being cured, in Lender’s sole discretion, then the cure period set forth herein shall not be applicable and the failure or default shall be an immediate Event of Default hereunder).

12.4           Default under Loan Documents.  Any failure to perform or default in the performance by a Credit Party that continues after applicable grace and cure periods under any covenant, condition or agreement contained in any of the other Loan Documents or any other agreement with Lender, all of which covenants, conditions and agreements are hereby incorporated in this Agreement by express reference.

12.5           Default under Other Obligations.  Any default by any Borrower in the payment of principal, interest or any other sum for any other obligation beyond any period of grace provided with respect thereto or in the performance of any, other term, condition or covenant contained in any agreement (including, but not limited to, any capital or operating lease or any agreement in connection with the deferred purchase price of property), the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation or agreement to become due prior to its stated maturity, to terminate such other agreement, or to otherwise modify or adversely affect such obligation or agreement in a manner that could have a Material Adverse Effect on such Borrower.

12.6           Assignment for Creditors.  Any Credit Party makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee, receiver or similar position for any substantial part of the assets of such Credit Party is applied for or appointed, and in the case of such trustee, receiver or other position being appointed in a proceeding brought against such Credit Party, such Credit Party, by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the date of such appointment, and any of the foregoing actions or events would have a Material Adverse Effect on the ability of such Credit Party to perform under this Agreement or under any other agreement between the such Credit Party and Lender.

12.7           Bankruptcy.  Any proceeding involving a Credit Party, is commenced by or against a Credit Party under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of any foreign, federal or state government, and in the case of any such proceeding being instituted against a Credit Party: (i) the Credit Party, by any action or failure to act, indicates its approval of, consent to or acquiescence therein; or (ii) an order shall be entered approving the petition in such proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the entry thereof, and any of the foregoing proceedings, actions or events would have a Material Adverse Effect on the ability of the Credit Party to perform under this Agreement or under any other agreement between the Credit Party and Lender.

12.8           Judgments.  The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against the property of a Credit Party for an amount in excess of $50,000 and which is not fully covered by insurance and such judgment or other process would have a Material Adverse Effect on the ability of the Credit Party to perform under this Agreement or under any other agreement between the Credit Party and Lender, unless such judgment or other process shall have been, within sixty (60) days from the entry thereof: (i) bonded over to the satisfaction of Lender and appealed; (ii) vacated; or (iii) discharged.

12.9           Material Adverse Effect.  A Material Adverse Effect shall occur.

12.10           Change in Control.  Except as permitted under this Agreement, any Change in Control shall occur; provided, however, a Change in Control shall not constitute an Event of Default if: (i) it arises out of an event or circumstance beyond the reasonable control of any Borrower (for example, but not by way of limitation, a transfer of ownership interest due to death or incapacity); and (ii) within sixty (60) days after such Change in Control, such Borrower provides Lender with information concerning the identity and qualifications of the individual or individuals who will be in Control, and such individual or individuals shall be acceptable to Lender, in Lender’s sole discretion.

12.11           Collateral Impairment.  The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against, any of the Collateral or any collateral under a separate security agreement securing any of the Obligations, and such judgment or other process shall not have been, within thirty (30) days from the entry thereof: (i) bonded over to the satisfaction of Lender and appealed; (ii) vacated; or (iii) discharged, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any material deterioration or impairment of any of the Collateral or any of the Collateral under any security agreement securing any of the Obligations, or any material decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of Lender acting in good faith, to become unsatisfactory as to value or character, or which causes Lender to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence.  The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by any Borrower to do any act deemed reasonably necessary by Lender to preserve and maintain the value and collectability of the Collateral.

13.           REMEDIES.

Upon the occurrence and during the continuance of an Event of Default, Lender shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, or as otherwise provided at law or in equity.  Without limiting the generality of the foregoing, Lender may, at its option, upon the occurrence and during the continuance of an Event of Default, declare its commitments to Borrowers, including the Revolving Loan Commitment, to be terminated, and all Obligations to be immediately due and payable; provided, however, that upon the occurrence of an Event of Default under either Section 12.6, “Assignment for Creditors”, or Section 12.7, “Bankruptcy”, all commitments of Lender to Borrowers shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of Lender.  The Credit Parties hereby waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender’s rights under the Loan Documents, and hereby consent to, and waive notice of release, with or without consideration, of the Credit Parties or of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary.

No Event of Default shall be waived by Lender, except and unless such waiver is in writing and signed by Lender.  No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  There shall be no obligation on the part of Lender to exercise any remedy available to Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity.  Each Credit Party agrees that in the event that a Credit Party fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement, any Revolving Note, and other Loan Documents, or any other agreements with Lender, no remedy of law will provide adequate relief to Lender, and further agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

14.           MISCELLANEOUS.

14.1         Obligations Absolute.  None of the following shall affect the Obligations of any Borrower to Lender under this Agreement or Lender’s rights with respect to the Collateral:

(a)           acceptance or retention by Lender of other property or any interest in property as security for the Obligations;

(b)           release by Lender of all or any part of the Collateral or of any party liable with respect to the Obligations (other than Borrowers);

(c)           release, extension, renewal, modification or substitution by Lender of the Revolving Note, or any note evidencing any of the Obligations; or

(d)           failure of Lender to resort to any other security or to pursue Borrowers or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.

14.2          Entire Agreement.  This Agreement and the other Loan Documents: (i) are valid, binding and enforceable against the Credit Parties and Lender in accordance with its provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties; and (iii) are the final expression of the intentions of the Credit Parties and Lender.  No promises, either expressed or implied, exist between the Credit Parties and Lender, unless contained herein or in the Loan Documents.  This Agreement and the Loan Documents supersede all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.

14.3          Amendments; Waivers.  No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of the Loan Documents, or consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only for the specific purpose for which given.

14.4          WAIVER OF DEFENSES. THE CREDIT PARTIES WAIVE EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE CREDIT PARTIES MAY HAVE AS OF THE DATE HEREOF TO ANY ACTION BY LENDER IN ENFORCING THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.  THE CREDIT PARTIES WAIVE ANY IMPLIED COVENANT OF GOOD FAITH AND RATIFY AND CONFIRM WHATEVER LENDER MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AS OF THE DATE OF THIS AGREEMENT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

14.5          WAIVER OF JURY TRIAL. LENDER AND EACH OF THE CREDIT PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING NOTE, ANY LOAN DOCUMENT OR ANY OF THE OBLIGATIONS, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH LENDER AND BORROWER (OR EITHER GUARANTOR) ARE ADVERSE PARTIES.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

14.6           JURISDICTION.  TO INDUCE LENDER TO MAKE THE LOANS, EACH BORROWER IRREVOCABLY AGREES THAT ALL ACTIONS ARISING, DIRECTLY OR INDIRECTLY, AS A RESULT OR CONSEQUENCE OF THIS AGREEMENT, THE REVOLVING NOTE, ANY OTHER AGREEMENT WITH LENDER OR THE COLLATERAL, SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING THEIR SITUS IN THE COUNTY OF BROWARD, FLORIDA, PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND EACH WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO A BORROWER, AS APPLICABLE, AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

14.7           Assignability. Lender may at any time assign Lender’s rights in this Agreement, the Revolving Note, any Loan Document, the Obligations, or any part thereof and transfer Lender’s rights in any or all of the Collateral, and Lender thereafter shall be relieved from all liability with respect to such Collateral.  In addition, Lender may at any time sell one or more participations in the Loans. The Credit Parties may not sell or assign this Agreement, any Loan Document or any other agreement with Lender, or any portion thereof, either voluntarily or by operation of law, nor delegate any of its duties of obligations hereunder or thereunder, without the prior written consent of Lender, which consent may be withheld in Lender’s sole and absolute discretion.  This Agreement shall be binding upon Lender and the Credit Parties and their respective legal representatives, successors and permitted assigns.  All references herein to a Borrower shall be deemed to include any successors, whether immediate or remote.  In the case of a joint venture or partnership, the term “Borrower” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

14.8           Confidentiality. Each of the parties hereto shall keep confidential any information obtained from the other party (except information publicly available or in such party’s domain prior to disclosure of such information from the other party hereto, and except as required by applicable laws) and shall promptly return to the other party all schedules, documents, instruments, work papers and other written information without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.

14.9           Publicity.  Borrowers and Lender shall have the right to approve, before issuance, any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that Borrowers shall be entitled, without the prior approval of Lender, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations.  Notwithstanding the foregoing, Borrowers shall use their best efforts to consult Lender in connection with any such press release or other public disclosure prior to its release and Lender shall be provided with a copy thereof upon release thereof.

14.10        Binding Effect.  This Agreement shall become effective upon execution by Borrowers and Lender.

14.11        Governing Law.  This Agreement, the Loan Documents and the Revolving Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Florida (but giving effect to federal laws applicable to national banks), and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

14.12        Enforceability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

14.13        Survival of Borrower’s Representations.  All covenants, agreements, representations and warranties made by any Borrower herein shall, notwithstanding any investigation by Lender, be deemed material and relied upon by Lender and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of the Revolving Note, and shall be deemed to be continuing representations and warranties until such time as each Borrower has fulfilled all of its Obligations to Lender, and Lender has been paid in full. Lender, in extending financial accommodations to Borrowers, is expressly acting and relying on the aforesaid representations and warranties.

14.14        Extensions of Lender’s Commitment and the Revolving Note.  This Agreement shall secure and govern the terms of any extensions or renewals of Lender’s commitment hereunder and the Revolving Note pursuant to the execution of any modification, extension or renewal note executed by Borrowers and accepted by Lender in its sole and absolute discretion in substitution for the Revolving Note.

14.15        Time of Essence.  Time is of the essence in making payments of all amounts due Lender under this Agreement and in the performance and observance by each Borrower of each covenant, agreement, provision and term of this Agreement.

14.16        Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

14.17        Electronic Signatures. Lender is hereby authorized to rely upon and accept as an original any Loan Documents or other communication which is sent to Lender by facsimile, telegraphic or other electronic transmission (each, a “Communication”) which Lender in good faith believes has been signed by a Borrower and has been delivered to Lender by a properly authorized representative of a Borrower, whether or not that is in fact the case.  Notwithstanding the foregoing, Lender shall not be obligated to accept any such Communication as an original and may in any instance require that an original document be submitted to Lender in lieu of, or in addition to, any such Communication.

14.18        Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and in each case properly addressed to the party to receive the same in accordance with the information below, and will be deemed to have been delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a Business Day.  Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following Business Day.  Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation) that the notice has been received by the other party.  The addresses and facsimile numbers for such communications shall be as set forth below, unless such address or information is changed by a notice conforming to the requirements hereof.  No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances:

If to any Borrower:	Speedemissions, Inc.
1015 Tyrone Road, Suite 220
Tyrone, GA 30290
	Attention:	Mr. Richard Parlontieri
	Telephone:	_______________________
	Facsimile:	_______________________
	E-Mail:	_______________________

With a copy to:	Jeffrey T. Leonard, Esq.
Cohen Pollock Merlin & Small, P.C.
3350 Riverwood Parkway, Suite 1600
Atlanta, GA 30339
	Telephone:	(770) 857-4766
	Fax:	(770) 857-4767
	E-Mail:	jleonard@cpmas.com

If to the Investor:	TCA Global Credit Master Fund, LP
1404 Rodman Street
Hollywood, Florida 33020
	Attention:	Robert Press, Director
	Telephone:	(786) 323-1650
	Facsimile:	(786) 323-1651
	E-Mail:	bpress@trafcap.com

With a Copy to:	David Kahan, P.A.
6420 Congress Ave., Suite 1800
Boca Raton, Florida 33487
	Telephone:	(561) 672-8330
	Facsimile:	(561) 672-8301
	E-Mail:	david@dkpalaw.com

14.19        Indemnification.  Each Borrower agrees to defend, protect, indemnify and hold harmless Lender and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (each, a “Lender Indemnitee” and collectively, the “Lender Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Lender Indemnitee thereto), which may be imposed on, incurred by, or asserted against, any Lender Indemnitee (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including, but not limited to, the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans, the enforcement of Lender’s rights and remedies under this Agreement, the Loan Documents, the Revolving Note, any other instruments and documents delivered hereunder, or under any other agreement between Borrowers and Lender; provided, however, that Borrowers shall not have any obligations hereunder to any Lender Indemnitee with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Lender Indemnitee.  To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrowers shall satisfy such undertaking to the maximum extent permitted by applicable law.  Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Lender Indemnitee on demand, and, failing prompt payment, shall, together with interest thereon at the Default Rate from the date incurred by each Lender Indemnitee until paid by Borrowers, be added to the Obligations of Borrowers and be secured by the Collateral.  The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

14.20        Release.  In consideration of the mutual promises and covenants made herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, each Borrower hereby agrees to fully, finally and forever release and forever discharge and covenant not to sue Lender, and/or and its parent companies, subsidiaries, affiliates, divisions, and their respective attorneys, officers, directors, agents, shareholders, members, employees, predecessors, successors, assigns, personal representatives, partners, heirs and executors from any and all debts, fees, attorneys’ fees, liens, costs, expenses, damages, sums of money, accounts, bonds, bills, covenants, promises, judgments, charges, demands, claims, causes of action, suits, liabilities, expenses, obligations or contracts of any kind whatsoever, whether in law or in equity, whether asserted or unasserted, whether known or unknown, fixed or contingent, under statute or otherwise, from the beginning of time through the Closing Date, including, without  limiting the generality of the foregoing, any and all claims relating to or arising out of any financing transactions, credit facilities, debentures, security agreements, and other agreements including, without limitation, each of the Loan Documents, entered into by any Borrower with Lender and any and all claims that any Borrower does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Agreement or the related Loan Documents.

14.21        Interpretation.  If any provision in this Agreement requires judicial or similar interpretation, the judicial or other such body interpreting or construing such provision shall not apply the assumption that the terms hereof shall be more strictly construed against one party because of the rule that an instrument must be construed more strictly against the party which itself or through its agents prepared the same.  The parties hereby agree that all parties and their agents have participated in the preparation hereof equally.

14.22        Compliance with Federal Law.  The Credit Parties shall: (i) ensure that no Person who owns a controlling interest in or otherwise controls a Credit Party is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, included in any Executive Orders or any other similar lists from any government, foreign or national; (ii) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, or any other similar national or foreign governmental regulations; and (iii) comply, and cause each of such Credit Party’s Subsidiaries to comply, with all applicable Lender Secrecy Act (“BSA”) laws and regulations, as amended.  As required by federal law and Lender’s policies and practices, Lender may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts or establishing or continuing to provide services.

14.23        Joint and Several Liability.  The liability of all Borrowers hereunder for the Obligations, or for the performance of any other term, condition, covenant or agreement of any Borrower hereunder, shall be joint and several.

[REMAINDER OF PAGE LEFT BLANK, SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, Borrowers and Lender have executed this Credit Agreement as of the date first above written.

BORROWERS:

SPEEDEMISSIONS, INC.	SPEEDY OPERATIONS, INC.

By:	By:
Name:	Name:
Title:	Title:

LENDER:
TCA GLOBAL CREDIT MASTER FUND, LP

By:           TCA Global Credit Fund GP, Ltd.
Its:           General Partner

By:
Name:
Title:

INDEX OF EXHIBITS

Exhibit A	Form of Covenant Compliance Certificate
Exhibit B	Form of Revolving Note
Exhibit C	Form of Security Agreement
Exhibit D	Form of Validity Guaranty

INDEX OF SCHEDULES

Schedule 7.1	Subsidiaries
Schedule 7.2	Foreign Jurisdictions and Organizational Id Numbers
Schedule 7.3	Capitalization, Securities and Other Rights
Schedule 7.5	Consents
Schedule 7.17	Liabilities and Obligations
Schedule 7.18(b)	Borrower Leases
Schedule 7.20	Condition of Assets
Schedule 7.28	Bank Accounts and Deposit Accounts
Schedule 7.29	Places of Business
Schedule 9.1	Funded Indebtedness
Schedule 9.3	Existing Investments
Schedule 9.10	Transactions with Affiliates

Exhibit A

Form of Covenant Compliance Certificate

Exhibit B

Form of Revolving Note

Exhibit C

Form of Security Agreement

Exhibit D

Form of Validity Guaranties